EXHIBIT C


                                RIO BRAVO CANTINA
                               FRANCHISE AGREEMENT



                           --------------------------
                               (Location Address)


                           --------------------------
                                (Franchisee Name)


                           --------------------------
                                     (Date)




FORM:  January 26, 1996



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                                TABLE OF CONTENTS


                                                                            Page

          RECITALS.........................................................   1

    I.    GRANT............................................................   1

   II.    SITE SELECTION, PLANS AND CONSTRUCTION...........................   3

  III.    TERM AND RENEWAL.................................................   5

   IV.    FEES.............................................................   6

    V.    FRANCHISOR'S OBLIGATIONS.........................................   8

   VI.    FRANCHISEE'S AGREEMENTS, REPRESENTATIONS,
          WARRANTIES AND COVENANTS.........................................   9

  VII.    FRANCHISE OPERATIONS.............................................  15

 VIII.    ADVERTISING AND RELATED FEES.....................................  18

   IX.    MARKS............................................................  21

    X.    CONFIDENTIALITY AND NONCOMPETITION COVENANTS.....................  23

   XI.    BOOKS AND RECORDS................................................  26

  XII.    INSURANCE........................................................  28

 XIII.    DEBTS AND TAXES..................................................  29

  XIV.    TRANSFER OF INTEREST.............................................  30

   XV.    INDEMNIFICATION..................................................  35

  XVI.    RELATIONSHIP OF THE PARTIES......................................  37

 XVII.    TERMINATION......................................................  37

XVIII.    POST-TERMINATION.................................................  40

  XIX.    MISCELLANEOUS....................................................  43

   XX.    ACKNOWLEDGMENTS..................................................  48


ATTACHMENT A - APPROVED LOCATION, ASSIGNED AREA, AND OPENING DATE

ATTACHMENT B - LEASE RIDER

ATTACHMENT C - STATEMENT OF OWNERSHIP INTERESTS AND FRANCHISEE'S PRINCIPALS

ATTACHMENT D - CONFIDENTIALITY AGREEMENT AND ANCILLARY COVENANTS NOT TO COMPETE

ATTACHMENT E - CHRONOLOGICAL TABLE OF SELECTED EVENTS

                                RIO BRAVO CANTINA


                               FRANCHISE AGREEMENT


         This Franchise Agreement (the "Agreement") is made and entered into this _________ day of ____________________, 19_______, between RIO BRAVO
INTERNATIONAL, INC., a Kansas corporation ("Franchisor") and _______________________________________ ("Franchisee").


                                   WITNESSETH:

         WHEREAS, as the result of the expenditure of time, skill, effort and money, Franchisor has obtained the right to develop a unique and distinctive system (hereinafter "System") related to establishing and operating full-service restaurants featuring Mexican, Tex-Mex, Southwestern and other proprietary cuisine and full-service bar with specialty drinks in a casual dining atmosphere;

         WHEREAS, Franchisor owns the System and the Marks (as defined below) and has the right to use and license others to use the System and the Marks;

         WHEREAS, the distinguishing characteristics of the System include, without limitation, distinctive exterior and interior design, decor, color scheme, and furnishings; secret recipes and special menu items; uniform standards, specifications, and procedures for operations; quality and uniformity of products and services offered; procedures for inventory, management and financial control; training and assistance; and advertising and promotional programs; all of which may be changed, improved, and further developed by Franchisor from time to time;

         WHEREAS, Franchisor continues to develop, use and control the use of such Marks in order to identify for the public the source of services and products marketed thereunder and under the System, and to represent the System's high standards of quality, appearance and service;

         WHEREAS, Franchisee desires to use the System in connection with the operation of a Rio Bravo Cantina restaurant at the location specified in Attachment A hereto, as well as to receive the training and other assistance provided by Franchisor in connection therewith;


I.       GRANT

         A. In reliance on the representations and warranties of Franchisee and its Controlling Principals (as defined in Section XIX.S.) hereunder, Franchisor hereby grants to Franchisee, upon the terms and conditions in this Agreement,


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the right and license,  and Franchisee  hereby accepts the right and obligation, to  operate a Rio Bravo  Cantina  restaurant  under the Marks and the  System in
accordance  with  this  Agreement   ("Restaurant"  or  "franchised   business").
Franchisee and the Controlling Principals have represented to Franchisor that they have entered this Agreement with the intention to comply fully with the obligations to construct a Restaurant hereunder and not for the purpose of reselling the rights to develop the Restaurant hereunder. Franchisee and the Controlling Principals understand and acknowledge that Franchisor has granted such rights in reliance on the business skill, financial capacity, personal character of, and expectations of performance hereunder by Franchisee and the Controlling Principals and that this Agreement and the rights and obligations hereunder may not be transferred until after the Restaurant is open for business to the public and in accordance with Section II.G.

         B. The specific street address of the Restaurant approved by Franchisor ("Approved Location" or "Location") shall be set forth in Attachment A.
Franchisee shall not relocate the Restaurant without the express prior written consent of Franchisor. This Agreement does not grant to Franchisee the right or license to operate the Restaurant or to offer or sell any products or services described in this Agreement at or from any other location.

         C. Upon Franchisee's selection of an Approved Location for the Restaurant, Franchisee will be assigned a primary area of operation ("Assigned Area") that will also be described in Attachment A. Except as provided in this Agreement, and subject to Franchisee's full compliance with this Agreement and any other agreement between Franchisee or any of its affiliates and Franchisor or any of its affiliates, neither Franchisor nor any affiliate shall establish or authorize any person or entity, other than Franchisee, to establish a Rio Bravo Cantina restaurant in the Assigned Area during the term of this Agreement. Notwithstanding the above, Franchisor and any other authorized person or entity (including any other Rio Bravo' franchisee) shall have the right, at any time, to advertise and promote the System in the Assigned Area. Franchisee acknowledges and agrees that the franchise granted hereby is only for the operation of one (1) Restaurant. Accordingly, in the Assigned Area, Franchisor and its affiliates may also offer and sell, and may authorize others to offer and sell: (i) collateral products under the Marks, at or from any location, such as pre-packaged food and beverage products and Rio Bravo Cantina restaurant memorabilia; (ii) food and beverage services under the Marks at or through any Rio Bravo Cantina restaurant or other permanent, temporary or seasonal food service facility providing in whole or in part the products and services offered by a full-service Rio Bravo Cantina restaurant in any Reserved Area (as defined below) in the Assigned Area; and (iii) any food and beverage products and services under any other names and marks. A Reserved Area is defined as any airports, airline/transportation commissaries, the interior of national chain hotels, stadiums and arenas. Provided, however, prior to conducting or authorizing any person or entity to conduct the business described in subparagraph (ii), and if Franchisee meets each of the conditions outlined in
Section I.C. of the Development Agreement executed between Franchisor and Franchisee (the "Development Agreement"), and meets any other criteria necessary to offer and sell the Rio Bravo Cantina products in the Reserved Area within the Territory (as described in subparagraph (ii) above), Franchisor shall offer to Franchisee the right to offer and sell such products on such terms and conditions as Franchisor shall determine at that time. In connection with the notice to Franchisee of the offer, Franchisor shall provide Franchisee with the necessary information concerning such bona fide third party to provide the products and services. Once such offer has been made to Franchisee by Franchisor in writing, Franchisee shall have the right to accept such offer within thirty
(30) days after receipt of such written notification. If Franchisee fails to notify Franchisor in writing of Franchisee's intent to accept the offer within the thirty-day time period, Franchisor may conduct such business itself, or authorize any other person or entity to do so.

         D. If Franchisee is unable to continue the operation of the Restaurant at the Approved Location because of the occurrence of a force majeure event described in Section XVII.A.(3)(e), then Franchisee may request Franchisor's approval to relocate the Restaurant to another location in the Assigned Area. Any other request to relocate the Restaurant shall also be subject to the same procedures. If Franchisor elects to grant Franchisee the right to relocate the


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Restaurant,  then Franchisee shall comply with the applicable site selection and construction procedures set forth in Section II.



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II.      SITE SELECTION, PLANS AND CONSTRUCTION

         A. Franchisee assumes all cost, liability, expense and responsibility for locating, obtaining and developing a site for the Restaurant within the Assigned Area and for constructing and equipping the Restaurant at such site. Franchisee shall not make any binding commitment to a prospective vendor or lessor of real estate with respect to a site for the Restaurant unless the site is approved as set forth below. Franchisee acknowledges that the location, selection, procurement and development of a site for the Restaurant is Franchisee's responsibility; that in discharging such responsibility Franchisee may consult with real estate and other professionals of Franchisee's choosing; and that Franchisor's approval of a prospective site and the rendering of assistance in the selection of a site does not constitute a representation, promise, warranty or guarantee, express or implied, by Franchisor that the Restaurant operated at that site will be profitable or otherwise successful.

         B. Prior to acquiring a site for the Restaurant by lease or purchase, Franchisee shall locate a site for the Restaurant that satisfies the site selection guidelines provided to Franchisee by Franchisor pursuant to Section V.A. and shall submit to Franchisor in the form specified by Franchisor a description of the site, including evidence satisfactory to Franchisor demonstrating that the site satisfies Franchisor's site selection guidelines, together with such other information and materials as Franchisor may reasonably require, including, but not limited to, a letter of intent or other evidence satisfactory to Franchisor which confirms Franchisee's favorable prospects for obtaining the site. Recognizing that time is of the essence, Franchisee agrees that it will submit such information and materials for the proposed site to Franchisor for its approval no later than one hundred eighty (180) days after the execution of this Agreement, if this Agreement is for the first Restaurant to be developed under the Development Agreement, and no later than ninety (90) days after the execution of this Agreement, for any subsequent Restaurant to be developed pursuant to the Development Agreement. Franchisor shall have forty-five (45) days after receipt of this information and materials to approve or disapprove, in its sole discretion, the proposed site as the location for the Restaurant. If Franchisor does not respond within forty-five (45) days after its receipt of such information and materials, such site shall be deemed approved by Franchisor.

         C. (1) Within sixty (60) days after Franchisor has approved the site for the Restaurant as described above (which may be extended up to one hundred eighty (180) days as approved by Franchisor in writing), Franchisee shall acquire the site by purchase or lease, at Franchisee's expense, as the Location for the Restaurant. Failure by Franchisee to acquire the site for the Restaurant within the time and in the manner required herein shall constitute a material event of default under this Agreement. After a site for the Restaurant is approved by Franchisor and acquired by Franchisee pursuant to this Agreement the Location shall be described in Attachment A.

            (2) If Franchisee will purchase the premises for the Restaurant, Franchisee shall submit a copy of the proposed contract of sale to Franchisor for its written approval prior to its execution and shall furnish to Franchisor a copy of the executed contract of sale within ten (10) days after execution. If Franchisee will occupy the premises of the Restaurant under a lease, Franchisee shall submit a copy of the proposed lease to Franchisor for written approval prior to its execution and shall furnish to Franchisor a copy of the executed lease within ten (10) days after execution. No lease for the Restaurant premises shall be approved by Franchisor unless a rider to the lease, prepared by
Franchisor and executed by Franchisor, Franchisee and the lessor, in substantially the form attached as Attachment B, is attached to the lease and incorporated therein. If Franchisee leases the premises from a party affiliated with Franchisee, such lease rider shall set forth a monthly rental to be paid by Franchisor (in the event that Franchisor assumes the right to operate the restaurant) that shall not exceed the fair market value of rent charged for similar locations between unrelated third parties. Franchisor shall have thirty
(30) days after receipt of the proposed lease or the proposed contract of sale to either approve or disapprove such documentation prior to its execution.

         D. Franchisee shall be responsible for obtaining all zoning classifications and clearances which may be required by state or local laws, ordinances or regulations or which may be necessary as a result of any


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restrictive  covenants relating to the Restaurant  premises.  Prior to beginning the construction of the Restaurant, Franchisee shall (i) obtain all permits, licenses and certifications required for the lawful construction or remodeling and operation of the Restaurant, and (ii) certify in writing to Franchisor that the insurance coverage specified in Section XII. is in full force and effect and that all required approvals, clearances, permits and certifications have been obtained. Upon request, Franchisee shall provide to Franchisor additional copies of Franchisee's insurance policies or certificates of insurance and copies of all such approvals, clearances, permits and certifications.

         E. Franchisee must obtain any architectural, engineering and design services it deems necessary for the construction of the Restaurant at its own expense from an architectural design firm approved by Franchisor. Franchisee shall adapt the prototypical architectural and design plans and specifications for construction of the Restaurant provided to Franchisee by Franchisor in accordance with Section V.C. as necessary for the construction of the Restaurant and shall submit such adapted plans to Franchisor for review. If Franchisor determines, in good faith, that any such plans are not consistent with the best interests of the System, Franchisor may prohibit the implementation of such plans, and in this event will notify Franchisee of any objection(s) within forty-five (45) days of receiving such plans. If Franchisor fails to notify Franchisee of an objection to the plans within this time period, Franchisee may use such plans. If Franchisor objects to any such plans, it shall provide Franchisee with a reasonably detailed list of changes necessary to make the plans acceptable. Franchisor shall, upon a resubmission of the plans with such changes, notify Franchisee within fifteen (15) days of receiving the resubmitted plans whether the plans are acceptable. If Franchisor fails to notify Franchisee of any objection within such time period, Franchisee may use the resubmitted plans. Franchisee acknowledges that Franchisor's review of such plans relates only to compliance with the System and that acceptance by Franchisor of such plans does not constitute a representation, warranty, or guarantee, express or implied, by Franchisor that such plans are accurate or free of error concerning their design or structural application.

         F. Franchisee shall commence and diligently pursue construction or remodeling of the Restaurant, as applicable. Commencement of construction shall be defined as the time at which any site work is initiated by or on behalf of Franchisee at the location approved for the Restaurant. Site work includes, without limitation, paving of parking areas, installing outdoor lighting and sidewalks, extending utilities, demising of interior walls and demolishing of any existing premises. During the time of construction or remodeling, Franchisee shall provide Franchisor with such periodic reports regarding the progress of the construction or remodeling as may be reasonably requested by Franchisor. In addition, Franchisor may make such on-site inspections as it may deem reasonably necessary to evaluate such progress. Franchisee shall notify Franchisor of the scheduled date for completion of construction or remodeling no later than sixty
(60) days prior to such date. Within a reasonable time after the date construction or remodeling is completed, Franchisor may, at its option, conduct an inspection of the completed Restaurant. Franchisee acknowledges and agrees that Franchisee will not open the Restaurant for business without the written authorization of Franchisor and that authorization to open shall be conditioned upon Franchisee's strict compliance with this Agreement.

         G. Franchisee acknowledges that time is of the essence. Subject to Franchisee's compliance with the conditions stated below, Franchisee shall open the Restaurant and commence business within four hundred and seventy-two (472) days after the execution of this Agreement, if this is the first Franchise Agreement executed pursuant to the Development Agreement, and within three hundred and eighty-two (382) days, for any subsequent Franchise Agreement executed pursuant to the Development Agreement, unless Franchisee obtains an extension of such time period from Franchisor in writing. The date the Restaurant opens for business to the public as provided herein ("Opening Date") shall be set forth in Attachment A. Prior to opening, Franchisee shall complete all exterior and interior preparations for the Restaurant, including installation of equipment, fixtures, furnishings and signs, pursuant to the plans and specifications approved by Franchisor, and shall comply with all other pre-opening obligations of Franchisee, including, but not limited to, those obligations described in Sections VI.B. - G., to Franchisor's satisfaction. If Franchisee fails to comply with any of such obligations, Franchisor shall have the right to prohibit Franchisee from commencing business. Franchisee's failure


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to open the  Restaurant and commence  business in accordance  with the foregoing shall be deemed a material event of default under this Agreement.

III.     TERM AND RENEWAL

         A. Unless sooner terminated as provided in Section XVII. hereof, the term of this Agreement shall continue from the date stated on the first page hereof until the earlier of (i) fifteen (15) years from Opening Date or (ii) the expiration or termination of Franchisee's right to possess the Restaurant premises.

         B. Franchisee may, at its option, renew the rights under this Agreement for three (3) additional consecutive terms of five (5) years each (provided that such renewal term shall automatically terminate upon the expiration or termination of Franchisee's right to possess the Restaurant premises), subject to any or all of the following conditions which must, in Franchisor's discretion, be met prior to and at the time of renewal:

            (1) Franchisee shall give Franchisor written notice of Franchisee's election to renew not less than seven (7) months nor more than twelve (12) months prior to the end of the initial term or first renewal term, as applicable;

            (2) Franchisee shall repair or replace, at Franchisee's cost and expense, equipment (including electronic cash register or computer hardware or software systems inclusive of any software licensed to Franchisee pursuant to the software license agreement executed by Franchisee under Section VII.K.), signs, interior and exterior decor items, fixtures, furnishings, or catering vehicles, if applicable, supplies and other products and materials required for the operation of the Restaurant as Franchisor may reasonably require and shall obtain, at Franchisee's cost and expense, any new or additional equipment, fixtures, supplies and other products and materials which may be reasonably required by Franchisor for Franchisee to offer and sell new menu items from the Restaurant or to provide the Restaurant's services in the manner specified by Franchisor and shall otherwise modernize the Restaurant premises, equipment
(including electronic cash register or computer hardware or software systems), signs, interior and exterior decor items, fixtures, furnishings, catering vehicles, supplies and other products and materials required for the operation of the Restaurant, as reasonably required by Franchisor to reflect the then-current standards and image of the System as contained in the Manuals (as defined in Section V.D.) or otherwise provided in writing by Franchisor;

            (3) Franchisee shall not be in default of any provision of this Agreement, any amendment hereof or successor hereto, or any other agreement between Franchisee or any of its affiliates and Franchisor or any of its affiliates; and Franchisee shall have substantially and timely complied with all the terms and conditions of such agreements during the terms thereof;

            (4) Franchisee shall have satisfied all monetary obligations owed by Franchisee to Franchisor and its affiliates under this Agreement and any other agreement between Franchisee or any of its affiliates and Franchisor or any of its affiliates and shall have timely met those obligations throughout the terms thereof;

            (5) Franchisee shall present satisfactory evidence that Franchisee has the right to remain in possession of the Restaurant premises or obtain Franchisor's approval of a new site for the operation of the Restaurant for the duration of the renewal term of this Agreement;

            (6) Franchisee shall execute Franchisor's then-current form of renewal franchise agreement, which agreement shall supersede this Agreement in all respects, and the terms of which may differ from the terms of this Agreement, including, without limitation, a higher percentage royalty fee, advertising contribution or expenditure requirement; provided, however, that


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Franchisee  shall pay to  Franchisor,  in lieu of an  initial  franchise  fee, a renewal fee representing ten percent (10%) of Franchisor's then-current initial franchise fee for each renewal term;

            (7) In exchange for a general release from Franchisor of any and all claims against Franchisee, its Controlling Principals and employees, except for any current unpaid royalties and advertising fees and claims by third parties for which indemnification is required hereunder, Franchisee and the Controlling Principals (as defined in Section XIX.S.) shall execute a general release of any and all claims against Franchisor and its affiliates, their respective partners, and the officers, directors, shareholders, partners, agents, representatives, independent contractors, servants and employees of each of them, in their corporate and individual capacities, including, without limitation, claims arising under this Agreement or under federal, state or local laws, rules, regulations or orders; and

            (8) Franchisee   shall   comply   with   Franchisor's   then-current
qualification and training requirements.

IV.      FEES

         A. Franchisee shall pay to Franchisor an initial franchise fee of __________________________ Dollars ($______________). The initial franchise fee shall be paid to Franchisor as follows: (i) fifty percent (50%) upon the commencement of construction of the Restaurant as defined in Section II.F., and
(ii) the remaining fifty percent (50%) at the earlier of thirty (30) days prior to the Opening Date (as defined hereunder) or three (3) business days prior to the date the training crew provided under Section VI.E.(3) is scheduled by Franchisor to arrive to conduct opening training. The initial franchise fee is in partial consideration of the administrative and other expenses incurred by Franchisor in granting the franchise hereunder and for its lost or deferred opportunity to grant such franchise to any other party, and is nonrefundable when paid in accordance with the provisions hereof.

         B. (1) During the term of this Agreement, Franchisee shall pay to Franchisor, in partial consideration for the rights herein granted, a continuing royalty fee equal to four percent (4%) ("Royalty Rate") of the monthly Gross Sales of the Restaurant (as defined in Section IV.C. of this Agreement); provided, however, notwithstanding the foregoing, from and after January 1, 2000, the term "Royalty Rate" shall be defined as four and one-quarter percent (4 1/4%) of Gross Sales. Such royalty fee shall be due and payable each four (4) or five (5) week accounting period specified by Franchisor ("Accounting Period") based on the Gross Sales for the preceding Accounting Period. The first such Accounting Period shall begin on the Opening Date and end on the last day of that Accounting Period that corresponds to the end of the then-current Accounting Period as determined in accordance with Franchisor's manuals. Such royalty fee shall be received by Franchisor on or before the twelfth (12th) day following the end of such Accounting Period, provided that such day is a business day. A business day for the purpose of this Agreement means any day other than Saturday, Sunday or the following national holidays: New Year's Day, Martin Luther King Day, Presidents' Day, Memorial Day, Independence Day, Labor Day, Columbus Day, Veterans Day, Thanksgiving and Christmas. If the date on which such payment would otherwise be due is not a business day, then payment shall be due on the next business day.

            (2) Each royalty fee payment shall be accompanied or preceded by a royalty report itemizing the Gross Sales for the preceding Accounting Period ("Royalty Report") and any other reports required hereunder. Notwithstanding the foregoing, Franchisee shall provide Franchisor with such Gross Sales information on the twelfth (12th) day following the Accounting Period (or next business day if the twelfth (12th) day is not a business day) by facsimile transmission, telephone, or such other method of delivery as Franchisor may reasonably direct. Franchisee shall also provide Franchisor with a weekly Gross Sales report (covering the period from Monday through Sunday) by Tuesday of each week for the preceding week's sales in a form designated by Franchisor by facsimile transmission, telephone, data communication or such other method of delivery as Franchisor may reasonably direct.



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

            (3) Franchisee shall not be entitled to withhold payments due Franchisor under this Agreement on grounds of alleged nonperformance by Franchisor hereunder. Any payment or report not actually received by Franchisor on or before such date shall be deemed overdue. Time is of the essence with respect to all payments to be made by Franchisee to Franchisor. All unpaid obligations under this Agreement shall bear interest from the date due until paid at the lesser of (i) the prime commercial rate of interest plus three percent (3%) as reported in the Wall Street Journal (Midwestern edition) from time to time or by any bank or financial institution designated from time to time by Franchisor (but in no event less than twelve percent (12%) per annum), or (ii) the maximum rate allowed by applicable law. Notwithstanding anything to the contrary contained herein, no provision of this Agreement shall require the payment or permit the collection of interest in excess of the maximum rate allowed by applicable law. If any excess of interest in such respect is herein provided for, or shall be adjudicated to be so provided in this Agreement, the provisions of this paragraph shall govern and prevail, and neither Franchisee nor its Principals shall be obligated to pay the excess amount of such interest. If for any reason interest in excess of the maximum rate allowed by applicable law shall be deemed charged, required or permitted, any such excess shall be applied as a payment and reduction of any other amounts which may be due and owing hereunder, and if no such amounts are due and owing hereunder then such excess shall be repaid to the party that paid such interest.

         C. For the purposes of determining the royalties to be paid hereunder, "Gross Sales" shall mean the total selling price of all services and products and all income of every other kind and nature related to the Restaurant (including, without limitation, income related to catering and permitted wholesale activities, and any sales or orders of food products or food preparation services provided from or related to the Restaurant), whether for cash or credit and regardless of collection in the case of credit. Gross Sales shall expressly exclude only the following:

            (1) Receipts from the operation of any public telephone installed in the Restaurant, or products from vending or gaming machines located at the Restaurant, except for any amount representing Franchisee's share of such revenues;

            (2) Sums representing sales taxes collected directly from customers, based upon present or future laws of federal, state or local governments, collected by Franchisee in the operation of the Restaurant, and any other tax, excise or duty which is levied or assessed against Franchisee by any federal, state, municipal or local authority, based on sales of specific merchandise sold at or from the Restaurant, provided that such taxes are actually transmitted to the appropriate taxing authority;

            (3) Returns to shippers or manufacturers; and

            (4) Proceeds from isolated sales of trade fixtures not constituting any part of Franchisee's products and services offered for resale at the Restaurant nor having any material effect upon the ongoing operation of the Restaurant required under this Agreement.

                Franchisor may, from time to time, authorize certain other items to be excluded from Gross Sales. Any such permission may be revoked or withdrawn at any time in writing by Franchisor in its discretion.

                In addition to the foregoing, the following are included within the definition of "Gross Sales" described except as noted below:

            (1) The full value of meals furnished to Franchisee's employees as an incident to their employment except that the value of any discounts extended to such employees may be credited against Gross Sales during the Accounting Period in which the meals were furnished for the purpose of determining the amount of Gross Sales upon which the royalty fee is due; and

            (2) All proceeds from the sale of coupons, gift certificates or vouchers; provided that at the time such coupons, gift certificates or vouchers are redeemed the retail price thereof may be credited against Gross Sales during the Accounting Period in which such coupon, gift certificate or voucher is redeemed for the purpose of determining the amount of Gross Sales upon which the royalty fee is due.

                In the event Franchisor shall require Franchisee to acquire and utilize an electronic cash register system, then if a cash shortage occurs (as defined in the Manuals), the amount of Gross Sales shall be determined based on the records of the electronic cash register system or point of sale system and any cash shortage shall not be considered in the determination.

         D. Franchisee shall pay such other fees or amounts described in this Agreement.


V.       FRANCHISOR'S OBLIGATIONS

         Franchisor agrees to provide the services described below with regard to the Restaurant:

         A. Franchisor's  written  site   selection  guidelines  and  such  site
selection assistance as Franchisor may deem advisable.

         B. Such on-site evaluation as Franchisor may deem necessary on its own initiative or in response to Franchisee's reasonable request for site approval; provided that Franchisor shall not provide an on-site evaluation for any proposed site prior to the receipt of all required information and materials concerning such site prepared pursuant to Section II. Franchisor (or its designee) will provide at no additional charge to Franchisee two (2) on-site evaluations for the Restaurant. Thereafter, if additional on-site evaluations are deemed appropriate by Franchisor, or upon Franchisee's reasonable request, or if Franchisee fails to open a Restaurant at an approved site after Franchisor has conducted its on-site evaluation, Franchisor reserves the right to charge Franchisee the reasonable expenses incurred by Franchisor (or its designee) in connection with such on-site evaluation, including, without limitation, the cost of travel, lodging, meals and wages.

         C. On loan, a set of prototypical architectural and design plans and specifications for a Restaurant. At Franchisee's request, Franchisor may provide to Franchisee Diazo Mylars, Erasable Vellums, Paper Sepias and Auto Cad discs for use by Franchisee's architect. Franchisor shall provide the prototype drawings and Autocad discs at no additional charge, but Franchisee shall pay Franchisor's cost for any of the other items listed above. Franchisee shall independently, and at Franchisee's expense, have such architectural and design plans and specifications adapted for construction of the Restaurant in accordance with Section II.

         D. On loan, one (1) set of Confidential Operations Manuals and such other manuals and written materials as Franchisor shall have developed for use in the franchised business (as the same may be revised by Franchisor from time to time, the "Manuals"), as more fully described in Section X.A.

         E. Visits to the Restaurant and evaluations of the products sold and services rendered therein from time to time as reasonably determined by Franchisor, as more fully described in Section VII.E.(6).

         F. At Franchisor's discretion, certain advertising and promotional materials and information developed by Franchisor from time to time for use by Franchisee in marketing and conducting local advertising for the Restaurant. Franchisor shall have the right to charge a reasonable amount for such advertising and promotional materials. Franchisor shall also have the right to review and approve or disapprove all advertising and promotional materials that Franchisee proposes to use, pursuant to Section VIII.

         G. At Franchisor's discretion, advice and written materials concerning techniques of managing and operating the Restaurant from time to time developed by Franchisor, including new developments and improvements in Restaurant equipment and food products, source specifications and the packaging and preparation thereof, including those requirements for all proprietary items.

         H. From time to time and at Franchisor's discretion, at a reasonable cost make available for resale to Franchisee's customers, certain merchandise identifying the System, such as pre-packaged food products and Rio Bravo memorabilia, in sufficient amounts to meet customer demand.

         I. A list of approved suppliers as described in Section VII.D. from time to time as Franchisor deems appropriate.

         J. An initial training program for Franchisee's Operating Principal, General Manager and other Restaurant personnel and other training programs in accordance with the provisions of Section VI.E.(1), (2) and (4).

         K. In connection with the opening of the Restaurant, on-site assistance in accordance with the provisions of Section VI.E.(3).

         L. Establishment and administration of an advertising fund and/or advertising cooperatives and placement of a Yellow Pages trademark and other business listings at Franchisor's discretion in accordance with Section VIII.

         M. At Franchisor's discretion, coordination of an annual convention to which each franchisee in good standing will be invited. Attendance at the convention will not be mandatory. Based on Franchisor's annually published schedule, each Franchisee will be entitled to bring a specified number of persons per Restaurant operated to the convention without additional charge. Any attendees in excess of that number will be required to pay a registration fee to compensate Franchisor for the costs incurred in connection with coordinating and holding the convention. Franchisee shall be responsible for all expenses of its personnel attending the convention, including, travel, meals and lodging.

         N. At Franchisor's discretion, certain computer software for use in the operation of the Restaurant which may be developed or acquired by Franchisor or its designee and licensed to Franchisee pursuant to Section VII.K. If Franchisor or its designee licenses such computer software to Franchisee, Franchisor or its designee shall also make available to Franchisee any upgrades, enhancements or replacements to the software that are acquired or developed from time to time. Franchisor reserves the right to charge a reasonable fee for such software, upgrades, enhancements or replacements.


VI.      FRANCHISEE'S AGREEMENTS, REPRESENTATIONS, WARRANTIES AND COVENANTS

         A. Each of Franchisee and the Controlling Principals covenants and agrees that it shall make all commercially reasonable efforts to operate the Restaurant so as to achieve optimum sales.

         B. If Franchisee is a corporation or partnership, Franchisee and the Controlling Principals represent, warrant and covenant that:

            (1) Franchisee is duly organized and validly existing under the state law of its formation;

            (2) Franchisee is duly qualified and is authorized to do business in each jurisdiction in which its business activities or the nature of the properties owned by it require such qualification;

            (3) Franchisee's corporate charter or written partnership agreement shall at all times provide that the activities of Franchisee are confined exclusively to the operation of the Restaurant, unless otherwise consented to in writing by Franchisor;

            (4) The execution of this Agreement and the consummation of the transactions contemplated hereby are within Franchisee's corporate power, if Franchisee is a corporation, or if Franchisee is a partnership, permitted under Franchisee's written partnership agreement and have been duly authorized by Franchisee;

            (5) If Franchisee is a corporation, copies of Franchisee's articles of incorporation, bylaws, other governing documents, any amendments thereto, resolutions of the Board of Directors authorizing entry into and performance of this Agreement, and any certificates, buy-sell agreements or other documents restricting the sale or transfer of stock of the corporation, and any other documents as may be reasonably required by Franchisor shall be furnished to Franchisor prior to the execution of this Agreement; or, if Franchisee is a partnership, copies of Franchisee's written partnership agreement, other governing documents and any amendments thereto shall be furnished to Franchisor prior to the execution of this Agreement, including evidence of consent or approval of the entry into and performance of this Agreement by the requisite number or percentage of partners, if such approval or consent is required by Franchisee's written partnership agreement;

            (6) If Franchisee is a corporation, partnership or other form of legal entity other than an individual, the ownership interests in Franchisee are accurately and completely described in Attachment C. Further, if Franchisee is a corporation, Franchisee shall maintain at all times a current list of all owners of record and all beneficial owners of any class of voting securities in Franchisee or, if Franchisee is a partnership or other form of legal entity, Franchisee shall maintain at all times a current list of all owners of an interest in the partnership or entity. Franchisee shall immediately provide a copy of the updated list to Franchisor upon the occurrence of any change of ownership and otherwise make its list of owners available to Franchisor upon request;

            (7) If Franchisee is a corporation, Franchisee shall maintain stop-transfer instructions against the transfer on its records of any of its equity securities and each stock certificate representing stock of the corporation shall have conspicuously endorsed upon it a statement in a form satisfactory to Franchisor that it is held subject to all restrictions imposed upon assignments by this Agreement; provided, however, that the requirements of this Section shall not apply to the transfer of equity securities of a publicly-held corporation (as defined in Section XIX.S.). If Franchisee is a partnership, its written partnership agreement shall provide that ownership of an interest in the partnership is held subject to all restrictions imposed upon assignments by this Agreement;

            (8) Franchisee and, at Franchisor's request, each of the Controlling Principals, has provided Franchisor with the most recent financial statements of Franchisee and such Controlling Principals. Such financial statements present fairly the financial position of Franchisee and each of the Controlling Principals, as applicable, at the dates indicated therein and with respect to Franchisee, the results of its operations and its cash flow for the year then ended. Franchisee agrees that it shall maintain at all times, during the term of this Agreement, sufficient working capital to fulfill its obligations required under this Agreement. Each of the financial statements mentioned above shall be certified as true, complete and correct and shall have been prepared in conformity with generally accepted accounting principles applicable to the respective periods involved and, except as expressly described in the applicable notes, applied on a consistent basis. No material liabilities, adverse claims, commitments or obligations of any nature exist as of the date of this Agreement, whether accrued, unliquidated, absolute, contingent or otherwise, which are not reflected as liabilities on the financial statements of Franchisee or the Controlling Principals.

            (9) If, after the execution of this Agreement, any person ceases to qualify as one of Franchisee's Principals (defined in Section XIX.S.) or if any individual succeeds to or otherwise comes to occupy a position which would, upon designation by Franchisor, qualify him as one of Franchisee's Principals,

Franchisee shall notify Franchisor within ten (10) days after any such change and, upon designation of such person by Franchisor as one of Franchisee's Principals or as a Controlling Principal, as the case may be, such person shall execute such documents and instruments (including, as applicable, this Agreement) as may be required by Franchisor to be executed by others in such positions;

            (10) Franchisee's Principals (as defined in Section XIX.S.) shall each execute and bind themselves to the confidentiality and noncompetition covenants set forth in the Confidentiality Agreement and Ancillary Covenants Not to Compete which forms Attachment D to this Agreement (see Sections X.B.(2) and X.C.(4)). The Controlling Principals shall, jointly and severally, guarantee Franchisee's performance of all of Franchisee's obligations, covenants and agreements hereunder pursuant to the terms and conditions of the guaranty contained herein, and shall otherwise bind themselves to the terms of this Agreement as stated herein; and

            (11) Franchisee and the Controlling Principals acknowledge and agree that the representations, warranties and covenants set forth above in Sections VI.B.(1) - (10) are continuing obligations of Franchisee and the Controlling Principals, as applicable, and that any failure to comply with such representations, warranties and covenants shall constitute a material event of default under this Agreement. Franchisee and the Controlling Principals will cooperate with Franchisor in any efforts made by Franchisor to verify compliance with such representations, warranties and covenants.

         C. Upon the execution of this Agreement, Franchisee shall designate and retain an individual to serve as the Operating Principal of the Restaurant (the "Operating Principal"). If Franchisee is an individual, Franchisee shall perform all obligations of the Operating Principal. The Operating Principal shall, during the entire period he serves as such, meet the following qualifications:

            (1) The Operating Principal must, at its option, either serve as the General Manager (as defined in Section VI.D.) or, subject to the approval of Franchisor, designate another individual (the Operating Principal's designee) to serve as the General Manager of the Restaurant. In Franchisor's discretion, any individual designated by an Operating Principal to serve as the General Manager, may also perform the duties and obligations of Operating Principal pertaining to the supervision and conduct of the franchised business described herein; provided, that Operating Principal shall take all necessary action to ensure that such designee conducts and fulfills all of such obligations in accordance with the terms of this Agreement and provided further, that Operating Principal shall remain fully responsible for such performance.

            (2) The Operating Principal must maintain a direct or indirect ownership interest in Franchisee. Except as may otherwise be provided in this Agreement, the Operating Principal's interest in Franchisee shall be and shall remain free of any pledge, mortgage, hypothecation, lien, charge, encumbrance, voting agreement, proxy, security interest or purchase right or options. Operating Principal shall execute this Agreement as one of the Controlling Principals, and shall be individually, jointly and severally, bound by all obligations of Franchisee, the Operating Principal and the Controlling Principals hereunder. Operating Principal, however, shall have no greater or lesser personal liability for the Franchisee's performance than any other of the Controlling Principals.

            (3) Franchisee and the Operating Principal (or his designee, if applicable) shall devote substantial full time and best efforts to the supervision and conduct of the franchised business.

            (4) The Operating Principal (and his designee, if applicable) shall meet Franchisor's standards and criteria for such individual, as set forth in the Manuals or otherwise in writing by Franchisor.

            (5) If, during the term of this Agreement, the Operating Principal or any designee is not able to continue to serve or no longer qualifies to act in accordance with this Section, Franchisee shall promptly notify Franchisor and designate a replacement within sixty (60) days after the Operating Principal or such designee ceases to serve or be so qualified, such replacement being subject to the same qualifications and restrictions listed above. Franchisee shall provide for interim management of the activities contemplated under this Agreement until such replacement is so designated, such interim management to be conducted in accordance with this Agreement. Any failure to comply with the requirements of this Section VI.C. shall be deemed a material event of default under this Agreement.

         D. Franchisee shall designate and retain at all times a general manager ("General Manager") to direct the operation and management of the Restaurant. Franchisee shall designate its General Manager concurrently with the execution of this Agreement. The General Manager shall be responsible for the daily operation of the Restaurant. The General Manager may, but need not, be one of the Controlling Principals. The General Manager shall, during the entire period he serves as General Manager, meet the following qualifications:

            (1) The General Manager shall satisfy Franchisor's educational and business experience criteria as set forth in the Manuals as defined herein or otherwise in writing by Franchisor;

            (2) The General Manager shall devote full time and best efforts to the supervision and management of the Restaurant;

            (3) The General Manager shall be an individual acceptable to Franchisor; and

            (4) The General Manager shall satisfy the training requirements set forth in Section VI.E. If, during the term of this Agreement, the General Manager is not able to continue to serve in such capacity or no longer qualifies to act as such in accordance with this Section, Franchisee shall promptly notify Franchisor and designate a replacement within one hundred twenty (120) days after the General Manager ceases to serve, such replacement being subject to the same qualifications listed above. Franchisee shall provide for interim management of the Restaurant until such replacement is so designated, such interim management to be conducted in accordance with the terms of this Agreement. Any failure to comply with the requirements of this Section VI.D. shall be deemed a material event of default under Section XVII.A.(3)(p) hereof.

            (5) Franchisee shall also designate and retain at all times at least two (2) assistant managers, one (1) kitchen manager and one (1) assistant kitchen manager to assist in the operation and management of the Restaurant. Pursuant to the Development Agreement, Franchisee shall designate a director of operations ("Director of Operations") who shall be responsible for overseeing and supervising the activities of all Restaurant management personnel. Each of such persons shall satisfy Franchisor's educational and business experience criteria as set forth in the Manuals and shall complete to Franchisor's satisfaction Franchisor's training requirements set forth in Section VI.E.

            (6) Franchisor reserves the right to require each of Franchisee's Director of Operations and any other management and supervisory employees who oversee the development and operation of more than one (1) Restaurant, and each General Manager to successfully complete Franchisor's interview process and a psychological profile test, which test may be administered by Franchisor or a testing agency designated by Franchisor. Franchisee shall pay all costs charged by any designated testing agency.

         E. Franchisee agrees that it is necessary to the continued operation of the System and the Restaurant that Franchisee's Operating Principal and General Manager (including any subsequently designated or replacement Operating Principal or General Manager) receive such training as Franchisor may require. Accordingly Franchisee agrees as follows:

            (1) Not later than one hundred  twenty  (120) days prior to the date the Restaurant commences operations, Franchisee's Operating Principal, General Manager and such other Restaurant personnel designated by Franchisor, including Franchisee's training officer, shall attend and complete, to Franchisor's satisfaction, Franchisor's initial training program. At Franchisee's discretion and with the Franchisor's prior written consent, Franchisee may designate up to six (6) additional person(s) selected by Franchisee and approved by Franchisor to attend and complete the initial training program to Franchisor's satisfaction. If the Restaurant is the first Rio Bravo Cantina restaurant established by Franchisee, (a) training shall be conducted by Franchisor or its designee at a Franchisor-operated Restaurant or such other location designated by Franchisor, and (b) Franchisor shall provide instructors and training materials for the initial training of the Operating Principal, General Manager, and such other Restaurant personnel designated by Franchisor to attend training at no additional charge to Franchisee. Franchisor shall, however, have the right to charge Franchisee for the cost of written training materials and other technology provided to such additional personnel attending such training at the request of Franchisee. Franchisee shall be responsible for any and all expenses incurred by Franchisee or Franchisee's Operating Principal, General Manager and other Restaurant personnel in connection with any initial training program, including, without limitation, costs of travel, lodging, meals and wages.

                Notwithstanding the above, upon the request of Franchisor and at all times subject to the approval of Franchisor, Franchisee shall, at its expense, conduct the initial training program and other training programs prescribed by Franchisor for any initial General Manager or other Restaurant personnel for any Restaurant developed by Franchisee subsequent to its first Restaurant, and for any replacement or successor Operating Principal, General Manager and any other Restaurant personnel of Franchisee at any of Franchisee's Restaurants. In such case, Franchisee may be required to have any person trained by Franchisee receive Franchisor's training certification. Franchisor reserves the right to charge Franchisee for the cost of written training materials and any other technology provided for any initial training to any initial General Manager or any other Restaurant personnel for any Rio Bravo Cantina restaurant developed by Franchisee subsequent to its first Restaurant and, otherwise, for any initial training provided to a replacement or successor Operating Principal, General Manager or other designated Restaurant personnel, if Franchisee is not approved by Franchisor to provide such training.

                Franchisor shall determine, in its sole discretion, whether the Operating Principal and the General Manager and other designated Restaurant personnel have satisfactorily completed initial training. If the initial training program is not satisfactorily completed by the Operating Principal, General Manager or other designated Restaurant personnel or if Franchisor in its reasonable business judgment based upon the performance of such persons, determines that the training program cannot be satisfactorily completed by any such person, Franchisee shall designate a replacement to satisfactorily complete such training. In its discretion, Franchisor may also require Franchisee to designate additional Restaurant personnel to satisfactorily complete the initial training program. Any required replacement and any successor Operating Principal or General Manager (or other designated Restaurant personnel) must also satisfactorily complete initial training.

            (2) Franchisee's Operating Principal, General Manager and such other Restaurant personnel as Franchisor shall designate shall attend such additional training programs and seminars as Franchisor may offer from time to time, if Franchisor requires such attendance. For all such programs and seminars, Franchisor will provide the instructors and training materials. However, Franchisor reserves the right to impose a reasonable fee for such additional training programs and seminars that are not mandatory. Franchisee shall be responsible for any and all expenses incurred by Franchisee or its Operating Principal, General Manager and other Restaurant personnel in connection with such additional training, including, without limitation, costs of travel, lodging, meals, and wages.

            (3) In connection with the opening of the Restaurant, Franchisor shall provide Franchisee with a trained representative (or representatives) of Franchisor to provide on-site pre-opening and opening training, supervision, and assistance to Franchisee for a period of fourteen (14) days. Franchisee shall not be required to pay a fee for such assistance. With respect to the opening assistance described above provided to a replacement Rio Bravo Cantina restaurant established by Franchisee pursuant to Section I.D. hereof, Franchisor reserves the right to require Franchisee to pay to Franchisor the per diem fee then being charged to franchisees generally for opening assistance, as well as any expenses incurred by such representative, such as costs of travel, lodging, meals and wages.

            (4) Upon the reasonable request of Franchisee or as Franchisor shall deem appropriate, Franchisor shall, during the term hereof and subject to the availability of personnel, provide Franchisee with additional trained representatives who shall provide on-site remedial assistance to Franchisee's Restaurant personnel. For additional assistance requested by Franchisee, Franchisee shall pay the per diem fee then being charged to franchisees under the System for the services of such trained representatives, plus their costs of travel, lodging, meals, and wages. The per diem fee will not be charged if such additional assistance is provided based on Franchisor's determination that such assistance is necessary; however, Franchisor reserves the right to charge for its reasonable expenses incurred in connection with providing such assistance.

            (5) Franchisee  and  the  Controlling  Principals   understand  that
compliance by all franchisees (including, as applicable, any developer) operating under the System with Franchisor's training, development and operational requirements is an essential and material element of the System and that Franchisor and franchisees operating under the System consequently expend substantial time, effort and expense in training management personnel for the development and operation of their respective Rio Bravo Cantina restaurants. Accordingly, Franchisee and the Controlling Principals agree that if Franchisee or any Controlling Principal shall, during the term of this Agreement and without the prior written consent of the affected employer, designate as General Manager or employ in a managerial position any individual who is at the time or was within the preceding one hundred eighty (180) days employed in a managerial or supervisory position by Franchisor or any of its affiliates, franchisees, including, but not limited to, individuals employed to work in Rio Bravo Cantina restaurants operated by Franchisor or any affiliate or by any franchisee, then such former employer of such individual shall be entitled to be compensated for the reasonable costs and expenses, of whatever nature or kind, incurred by such employer in connection with the training of such employee. The parties hereto agree that such expenditures may be uncertain and difficult to ascertain and therefore agree that the compensation specified herein reasonably represents such expenditures and is not a penalty. An amount equal to the compensation of such employee for the twelve (12) month period (or such shorter time, if applicable) immediately prior to the termination of his employment with such former employer shall be paid by Franchisee or the applicable Controlling Principal, as the case may be, within thirty (30) days after written notice, otherwise agreed with the former employer. In seeking any individual to serve as General Manager or in such other managerial position, Franchisee and the Controlling Principals shall not discriminate in any manner whatsoever against any individual to whom the provisions of this Section apply, on the basis of the compensation required to be paid hereunder. The parties hereto expressly acknowledge and agree that no current or former employee of Franchisor, its affiliates, Franchisee, or of any other entity operating under the System shall be a third party beneficiary of this Agreement or any provision hereof, except for the covenant stated in the immediately preceding sentence. Franchisor hereby expressly disclaims any representations and warranties regarding the performance of any employee or former employee of Franchisor, its affiliates or any franchisee under the System, who is designated as Franchisee's General Manager or employed by Franchisee or any of the Controlling Principals in any capacity, and Franchisor shall not be liable for any losses, of whatever nature or kind, incurred by Franchisee or any Controlling Principal in connection therewith. Notwithstanding the above, solely for purposes of bringing an action to collect any payment due under this Section, such former employer shall be a third-party beneficiary of this Section VI.E.(5).

         F. Franchisee shall comply with all requirements of federal, state and local laws, rules, regulations, and orders.

         G. Franchisee shall comply with all other requirements and perform such other obligations as provided hereunder.

VII.     FRANCHISE OPERATIONS

         A. Franchisee understands the importance of maintaining uniformity among all of the Rio Bravo Cantina restaurants and the importance of complying with all of Franchisor's standards and specifications relating to the operation of the Restaurant.

         B. Franchisee shall maintain the Restaurant in a high degree of sanitation, repair and condition, and in connection therewith shall make such additions, alterations, repairs and replacements thereto (but no others without Franchisor's prior written consent) as may be required for that purpose, including, without limitation, such periodic repainting or replacement of obsolete signs, furnishings, equipment (including, but not limited to, electronic cash register or computer hardware and software systems), and decor as Franchisor may reasonably direct. Franchisee shall also obtain, at Franchisee's cost and expense, any new or additional equipment (including electronic cash register or computer hardware and software systems), fixtures, supplies and other products and materials which may be reasonably required by Franchisor for Franchisee to offer and sell new menu items from the Restaurant or to provide the Restaurant services in the manner specified by Franchisor, such as through carry-out, or catering arrangements. Except as may be expressly provided in the Manuals, no alterations or improvements or changes of any kind in design, equipment, signs, interior or exterior decor items, fixtures or furnishings shall be made in or about the Restaurant or its premises without the prior written approval of Franchisor.

         C. To assure the continued success of the Restaurant, Franchisee shall, upon the request of Franchisor, make other improvements to modernize the Restaurant premises, equipment (including electronic cash register or computer hardware and software systems), signs, interior and exterior decor items, fixtures, furnishings, supplies and other products and materials required for the operation of the Restaurant, to Franchisor's then-current standards and specifications. Notwithstanding the above, Franchisee agrees that it will make such capital improvements or modifications described in this Section VII.C. if so requested by Franchisor on or before the fifth anniversary of the Opening Date, or at such other time during the term of this Agreement that twenty percent (20%) of the Rio Bravo Cantina restaurants then operated by Franchisor or its affiliates have made or are utilizing best efforts to make such improvements or modifications.

         D. Franchisee shall comply with all of Franchisor's standards and specifications (including brand specifications) relating to the purchase of all food and beverage items, ingredients, supplies, materials, fixtures, furnishings, equipment (including electronic cash register and computer hardware and software systems) and other products used or offered for sale at the Restaurant. Except as provided in Sections VII.F., VII.J. and VII.K., Franchisee shall obtain such items from suppliers (including manufacturers, distributors and other sources) who continue to demonstrate the ability to meet Franchisor's then-current standards and specifications for food and beverage items, ingredients, supplies, materials, fixtures, furnishings, equipment and other items used or offered for sale at Rio Bravo Cantina restaurants and who possess adequate quality controls and capacity to supply Franchisee's needs promptly and reliably; and who have been approved in writing by Franchisor prior to any purchases by Franchisee from any such supplier; and who have not thereafter been disapproved by Franchisor. If Franchisee desires to purchase, lease or use any products or other items from an unapproved supplier, Franchisee shall submit to Franchisor a written request for such approval, or shall request the supplier itself to do so. Franchisee shall not purchase or lease from any supplier until and unless such supplier has been approved in writing by Franchisor. Franchisor shall have the right to require that its representatives be permitted to inspect the supplier's facilities, and that samples from the supplier be delivered, either to Franchisor or to an independent laboratory designated by Franchisor for testing. A charge not to exceed the reasonable cost of the inspection and the actual cost of the test shall be paid by the supplier, or if the supplier is unwilling to pay such fee, the Franchisee if the Franchisee wishes to use the supplier. Franchisor reserves the right, at its option, to re-inspect from time to time the facilities and products of any such approved supplier and to revoke its approval upon the supplier's failure to continue to meet any of Franchisor's then-current criteria. Nothing in the foregoing shall be construed to require Franchisor to approve any particular supplier.

         E. To ensure that the highest degree of quality and service is maintained, Franchisee shall operate the Restaurant in strict conformity with such methods, standards and specifications of Franchisor set forth in the Manuals and as may from time to time otherwise be prescribed in writing. In particular, Franchisee also agrees:

            (1) To sell or offer for sale all menu items, products and services required by Franchisor, utilizing the method, manner and style of distribution prescribed by Franchisor including, but not limited to, dine-in, carry-out or catering, only as expressly authorized by Franchisor in writing in the Manuals or otherwise. Franchisee agrees to comply with the terms of any such distribution program and in connection therewith to execute such documents or instruments that Franchisor may deem necessary to such program.

            (2) To sell and offer for sale only the menu items, products and services that have been expressly approved for sale in writing by Franchisor; to discontinue selling and offering for sale any menu items, products or services and to discontinue any method, manner or style of distribution (including, but not limited to, dine-in, carry-out or catering, as applicable) which Franchisor may, in its sole discretion, disapprove in writing at any time; and to refrain from deviating from Franchisor's standards and specifications without Franchisor's prior written consent.

            (3) To maintain in sufficient supply and to use and sell at all times only such food and beverage items, ingredients, products, materials, supplies and paper goods that conform to Franchisor's standards and specifications; to prepare all menu items in accordance with Franchisor's recipes and procedures for preparation contained in the Manuals or other written directives, including, but not limited to, the prescribed measurements of ingredients; and to refrain from deviating from Franchisor's standards and specifications by the use or offer of non-conforming items or differing amounts of any items, without Franchisor's prior written consent.

            (4) To permit Franchisor or its agents, at any reasonable time, to remove a reasonable number of samples of food or non-food items from Franchisee's inventory, or from the Restaurant, in amounts reasonably necessary for testing by Franchisor or an independent laboratory to determine whether such samples meet Franchisor's then-current standards and specifications. Franchisor shall pay to Franchisee an amount equal to Franchisee's cost of the samples taken for testing. In addition to any other remedies it may have under this Agreement, Franchisor may require Franchisee to bear the cost of such testing if the supplier of the item has not previously been approved by Franchisor or if the sample fails to conform with Franchisor's specifications.

            (5) To purchase or lease and install, at Franchisee's  expense,  all fixtures, furnishings, equipment (including electronic cash register and computer hardware and software systems), decor items, signs, or catering vehicles, and related items as Franchisor may reasonably direct from time to time in the Manuals or otherwise in writing; and to refrain from installing or permitting to be installed on or about the Restaurant premises, without Franchisor's prior written consent, any fixtures, furnishings, equipment, or catering vehicles, decor items, signs, games, vending machines or other items not previously approved as meeting Franchisor's standards and specifications. If any of the property described above is leased by Franchisee from a third party, such lease shall be approved by Franchisor, in writing, prior to execution. Franchisor's approval shall be conditioned upon such lease containing a provision which permits any interest of Franchisee in the lease to be assigned to Franchisor upon the termination or expiration of this Agreement and which prohibits the lessor from imposing an assignment or related fee upon Franchisor in connection with such assignment.

            (6) To grant Franchisor and its agents the right to enter upon the Restaurant premises and any motor vehicles at any time for the purpose of conducting inspections; to cooperate with Franchisor's representatives in such inspections by rendering such assistance as they may reasonably request; and, upon notice from Franchisor or its agents and without limiting Franchisor's other rights under this Agreement, to take such steps as may be necessary to correct immediately any deficiencies detected during any such inspection. Should

Franchisee, for any reason, fail to correct such deficiencies within a reasonable time as determined by Franchisor, Franchisor shall have the right and authority (without, however, any obligation to do so) to correct such deficiencies and charge Franchisee a reasonable fee for Franchisor's expenses in so acting, payable by Franchisee immediately upon demand.

            (7) To maintain a competent, conscientious, trained staff and to take such steps as are necessary to ensure that its employees preserve good customer relations and comply with such uniform standards as Franchisor may prescribe.

            (8) To maintain in sufficient supply and prominently display such customer satisfaction forms as Franchisor may require and to forward all completed customer satisfaction forms to Franchisor or to Franchisor's designee at such times as Franchisor may direct.

            (9) To play in the Restaurant such recorded or programmed music as Franchisor may from time to time require in the Manual or otherwise in writing and to obtain such copyright licenses as may be necessary to authorize the playing of such recorded music.

            (10) At Franchisor's request (and Franchisee's expense), to install and maintain equipment in accordance with Franchisor's specifications to permit Franchisor to access and retrieve by telecommunication any information stored on electronic cash registers (or other computer hardware and software) Franchisee is required to utilize at the Restaurant premises as specified in the Manuals, thereby permitting Franchisor to inspect and monitor electronically information concerning Franchisee's Restaurant, Gross Sales and such other information as may be contained or stored in such equipment and software. Franchisor shall have telephone access as provided herein at such times and in such manner as Franchisor shall from time to time specify.

         F. Franchisee acknowledges and agrees that Franchisor has and may continue to develop for use in the System (i) certain products which are prepared using Franchisor's unique process and/or confidential secret recipes and which are trade secrets of Franchisor and (ii) other proprietary products, including, without limitation, those that bear the Marks. Because of the importance of quality and uniformity of production and the significance of such products in the System, it is to the mutual benefit of the parties that Franchisor closely control the production and distribution of such products. Accordingly, Franchisee agrees that Franchisee shall use only Franchisor's secret recipe and proprietary products and shall purchase solely from Franchisor or from a source designated by Franchisor all of Franchisee's requirements for such products.

         G. Franchisee shall require all advertising and promotional materials, signs, decorations, paper goods (including menus and all forms and stationery used in the franchised business), and other items which may be designated by Franchisor to bear the Marks in the form, color, location and manner prescribed by Franchisor.

         H. Franchisee shall process and handle all consumer complaints connected with or relating to the Restaurant, and shall promptly notify Franchisor by telephone and in writing of all of the following complaints: (i) food related illnesses, (ii) safety or health violations, (iii) claims exceeding Ten Thousand Dollars ($10,000) in the aggregate in any month, (iv) dram shop violations, (v) liquor license violations and (vi) any other material claims against or losses suffered by Franchisee as defined in the Manuals. Franchisee shall maintain for Franchisor's inspection any inspection reports affecting the Restaurant or equipment located in the Restaurant during the term of this Agreement and for thirty (30) days after the expiration or earlier termination hereof.

         I. Upon the execution of this Agreement or at any time thereafter, Franchisee shall, at the option of Franchisor, execute such forms and documents as Franchisor deems necessary to appoint Franchisor its true and lawful attorney-in-fact with full power and authority for the sole purpose of assigning to Franchisor all rights to the telephone numbers of the Restaurant and any related and other business listings upon the termination or expiration of this Agreement as required under Section XVIII.M.

         J. Any vehicle used by Franchisee to deliver Restaurant products and services to customers shall meet Franchisor's standards with respect to appearance and ability to satisfy the requirements imposed on Franchisee hereunder. Franchisee shall place such signs and decor items on the vehicle as Franchisor requires and shall at all times keep such vehicle clean and in good working order. Franchisee shall not engage or utilize any individual in the operation of a motor vehicle in connection with providing services hereunder who is under the age of eighteen (18) years or who does not possess a valid driver's license under the laws of the state in which Franchisee provides such services. Franchisee shall require each such individual to comply with all laws, regulations and rules of the road and to use due care and caution in the operation and maintenance of motor vehicles. Except as noted above, Franchisor does not set forth any standards or exercise control over any motor vehicle utilized by Franchisee.

         K. If so requested by Franchisor during the term of this Agreement, Franchisee shall enter into a software license agreement with Franchisor for the license of certain proprietary software that Franchisor may elect to provide for the operation of the Restaurant. If Franchisor requires Franchisee to use the software, Franchisee shall pay a fee not to exceed the list price of software performing similar functions in the restaurant industry.


VIII.    ADVERTISING AND RELATED FEES

         Recognizing the value of advertising and the importance of the standardization of advertising programs to the furtherance of the goodwill and public image of the System, the parties agree as follows:

         A. Franchisor may from time to time develop and administer advertising and sales promotion programs designed to promote and enhance the collective success of all Restaurants operating under the System. Franchisee shall participate in all such advertising and sales promotion programs in accordance with the terms and conditions established by Franchisor for each program. In all aspects of these programs, including, without limitation, the type, quantity, timing, placement and choice of media, market areas and advertising agencies, the standards and specifications established by Franchisor shall be final and binding upon Franchisee.

         B. Subject to any allocation of Franchisee's expenditures for local advertising to the National Fund as described in Section VIII.C. or to the Cooperative as described in Section VIII.D., Franchisee shall spend, annually throughout the term of this Agreement, not less than one and one-half percent (1 1/2%) of the Gross Sales of the Restaurant on advertising for the Restaurant in its Assigned Area ("Local Advertising"). Franchisee shall submit to Franchisor an advertising expenditure report accurately reflecting such expenditures for the preceding period on or before the twelfth (12th) day following Franchisor's request, provided that such day is a business day. If that day is not a business day, then such report shall be due on the next business day. Franchisor shall request such report with no greater frequency than every ninety (90) days. Costs and expenditures incurred by Franchisee in connection with any of the following shall not be included in Franchisee's expenditures on Local Advertising for purposes of this Section, unless approved in advance by Franchisor in writing:

            (1) Incentive programs for employees or agents of Franchisee, including the cost of honoring any coupons distributed in connection with such programs;

            (2) Food and beverage research expenditures;

            (3) Food and beverage costs incurred in any promotion, except as authorized in the Manuals;

            (4) Salaries and expenses of any employees or agents of Franchisee, including salaries or expenses for attendance at advertising meetings or activities;

            (5) Charitable, political or other contributions or donations, unless otherwise related to promotional events;

            (6) In-store materials consisting of fixtures or equipment; and

            (7) Seminar and educational costs and expenses of employees of Franchisee;

         C. In addition to the expenditures provided for in Section VIII.B.,Franchisee agrees to contribute two percent (2%) of the Gross Sales of the Restaurant for each Accounting Period to an advertising fund established and administered by Franchisor or its designee for the purpose of advertising the System on a regional or national basis (the "National Fund" or "Fund"). Such contribution shall be paid to Franchisor as Franchisor may direct on or before the twelfth (12th) day following each Accounting Period, provided that such day is a business day. If that date is not a business day, then payment shall be due on the next business day. During the term of this Agreement, Franchisor may, in its sole discretion, require Franchisee to allocate to the National Fund all or a portion of Franchisee's expenditures for Local Advertising as described in
Section  VIII.B.  or required  contributions  to a  Cooperative  as described in
Section VIII.D. Any amount so allocated shall be credited against Franchisee's Local Advertising or Cooperative contribution requirement as applicable. Each National Fund contribution shall be accompanied by an advertising report itemizing the Gross Sales for the preceding Accounting Period in the format prescribed by Franchisor. Notwithstanding the foregoing, Franchisee shall provide Franchisor with such information on the twelfth (12th) day following the Accounting Period (or next business day if the twelfth (12th) day is not a business day) by facsimile transmission, telephone, or such other method of delivery as Franchisor may reasonably direct.

            Franchisee agrees that the National Fund shall be maintained and administered by Franchisor or its designee as follows:

            (1) Franchisor shall direct all advertising programs and shall have the right to approve or disapprove the creative concepts, materials and media used in such programs and the placement and allocation thereof. Franchisee agrees and acknowledges that the National Fund is intended to maximize general public recognition and acceptance of the Marks and enhance the collective success of all Restaurants operating under the System. Franchisor shall, with respect to Rio Bravo Cantina restaurants operated by Franchisor or any affiliate, contribute to the National Fund generally on the same basis as Franchisee. In administering the National Fund, Franchisor and its designees shall use reasonable commercial efforts in each calendar year to ensure that its expenditures for advertising placement are approximately proportional to each franchisee's contributions to the Fund within any given Territory (as that term is defined in each respective Development Agreement) during that twelve (12) month period.

            (2) Franchisee agrees that the National Fund may be used to satisfy any and all costs of maintaining, administering, directing and preparing advertising (including, without limitation, the cost of preparing and conducting television, radio, magazine and newspaper advertising campaigns; direct mail and outdoor billboard advertising; public relations activities; employing advertising agencies to assist therein; and costs of Franchisor's personnel and other departmental costs for advertising that is internally administered or prepared by Franchisor and any other expenditures for marketing activities made by Franchisor; provided, however, such expenditures for Franchisor's personnel cost shall not exceed seventy-five percent (75%) of such administrative salaries or ten percent (10%) of the total contributions to the National Fund). All sums paid by Franchisee to the National Fund shall be maintained in a separate account by Franchisor and shall not be used to defray any of Franchisor's general operating expenses, except for such reasonable administrative costs and overhead, if any, as Franchisor may incur in activities reasonably related to the administration or direction of the Fund and advertising programs for franchisees and the System. The National Fund and its earnings shall not otherwise inure to the benefit of Franchisor. The National Fund is operated solely as a conduit for collecting and expending the advertising fees as outlined above.

            (3) An unaudited statement of the operations of the National Fund shall be prepared annually by Franchisor and shall be made available to Franchisee upon request.

            (4) Although the National Fund is intended to be of perpetual duration, Franchisor may terminate the Fund. The National Fund shall not be terminated, however, until all monies in the Fund have been expended for advertising or promotional purposes or returned to contributing franchised businesses or those operated by Franchisor or any affiliate, without interest, on the basis of their respective contributions.

         D. Franchisee agrees that Franchisor shall have the right, in its sole discretion, to designate any geographic area in which two (2) or more Rio Bravo Cantina restaurants are located as a region for purposes of establishing an advertising cooperative ("Cooperative"). The members of the Cooperative for any area shall, at a minimum, consist of all Rio Bravo Cantina restaurants. Each Cooperative shall be organized and governed in a form and manner, and shall commence operation on a date, determined in advance by Franchisor. Each Cooperative shall be organized for the exclusive purposes of administering advertising programs and developing, subject to Franchisor's approval pursuant to Section VIII.H., promotional materials for use by the members in Local Advertising. If at the time of the execution of this Agreement a Cooperative has been established for a geographic area that encompasses the Restaurant, or if any such Cooperative is established during the term of this Agreement, Franchisee shall execute such documents as are required by Franchisor immediately  upon the  request of  Franchisor  and shall  become a member of the
Cooperative pursuant to the terms of those documents. Franchisee shall participate in the Cooperative as follows:

            (1) Subject to any allocation of Franchisee's Cooperative contribution to the National Fund as described in Section VIII.C., Franchisee shall contribute to the Cooperative such amounts required by the documents governing the Cooperative; provided, however, Franchisee will not be required to contribute more than one and fifteen one hundredths of one percent (1.15%) of Franchisee's Gross Sales during each Accounting Period to the Cooperative unless, subject to Franchisor's approval, the members of the Cooperative agree to the payment of a larger fee. The payment of any Cooperative fee shall be applied toward satisfaction of the Franchisee's Local Advertising requirement set forth in Section VIII.B.;

            (2) Franchisee shall submit to the Cooperative and to Franchisor such statements and reports as may be required by Franchisor or by the Cooperative. All contributions to the Cooperative shall be maintained and administered in accordance with the documents governing the Cooperative. The Cooperative shall be operated solely as a conduit for the collection and expenditure of the Cooperative fees for the purposes outlined above; and

            (3) No advertising or promotional plans or materials may be used by the Cooperative or furnished to its members without the prior approval of Franchisor. All such plans and materials shall be submitted to Franchisor in accordance with the procedure set forth in Section VIII.H.

         E Notwithstanding anything to the contrary herein, Franchisor shall have the right to increase or decrease Franchisee's required advertising contributions or payments under this Section VIII. (i) to the National Fund,
(ii) to a Cooperative, or (iii) for Local Advertising; however, the total amount of such required contributions or payments shall not exceed four and one-half percent (4 1/2%) of Gross Sales, and Local Advertising shall not be less than one percent (1%) of Gross Sales.

         F. Franchisee in its discretion, may plan and conduct, at Franchisee's expense, a grand opening campaign relating to the opening of the Restaurant, in accordance with the Manuals. If Franchisee chooses to conduct a grand opening advertising campaign, Franchisor, after receiving all requested documentation, will reimburse Franchisee fifty percent (50%) of Franchisee's expenditures for the grand opening advertising up to a total reimbursement of Three Thousand Dollars ($3,000.00). All advertising materials and methods used by Franchisee in connection with such grand opening campaign must be approved by Franchisor in accordance with Section VIII.H. Amounts paid by Franchisee for the grand opening campaign shall not be credited toward any other obligation of Franchisee in this
Section VIII.

         G. Franchisee shall also pay its pro rata share of the cost of a Yellow Pages trademark or other business listings to be placed by Franchisor on behalf of all Rio Bravo Cantina restaurants in the Rio Bravo Cantina restaurant's local market area. If Franchisee operates the only Rio Bravo Cantina restaurant under the System in the local market area, Franchisee shall be responsible for full payment of any Yellow Pages trademark advertising or other business listing, unless Franchisor determines that placement of a Yellow Pages trademark listing or other business listings for such local market area is not economically justified. Any amount paid by Franchisee for such Yellow Pages trademark or other business listings may be applied by Franchisee toward satisfaction of its Local Advertising requirement.

         H. All advertising and promotion by Franchisee in any medium shall be conducted in a professional manner and shall conform to the standards and requirements of Franchisor as set forth in the Manuals or otherwise. Franchisee shall obtain Franchisor's approval of all advertising and promotional plans and materials prior to use if such plans and materials have not been prepared by Franchisor or previously approved by Franchisor during the twelve (12) months prior to their proposed use. Franchisee shall submit such unapproved plans and materials to Franchisor, and Franchisor shall approve or disapprove such plans and materials within thirty (30) business days of Franchisor's receipt thereof. Franchisee shall not use such unapproved plans or materials until they have been approved by Franchisor, and shall promptly discontinue use of any advertising or promotional plans or materials, whether or not previously approved, upon notice from Franchisor.

         I. Franchisor may provide Franchisee with suggested retail prices for the products, merchandise and services offered by the Restaurant. However, Franchisee shall have the right to sell its products and merchandise and offer services at any prices Franchisee may determine, and shall in no way be bound by any price which may be recommended or suggested by Franchisor. If Franchisee elects to sell any or all its products or merchandise at any price recommended by Franchisor, Franchisee acknowledges that Franchisor has made no guarantee or warranty that offering such products or merchandise at the recommended price will enhance Franchisee's sales or profits.


IX.      MARKS

         A. Franchisor grants Franchisee the right to use the Marks during the term of this Agreement in accordance with the System and related standards and specifications.

         B. Franchisee expressly understands and acknowledges that:

            (1) As between Franchisor and Franchisee, Franchisor is the owner of all right, title and interest in and to the Marks and the goodwill associated with and symbolized by them.

            (2) Neither Franchisee nor any Controlling Principal shall take any action that would prejudice or interfere with the validity of Franchisor's rights with respect to the Marks. Nothing in this Agreement shall give the Franchisee any right, title, or interest in or to any of the Marks or any of Franchisor's service marks, trademarks, trade names, trade dress, logos, copyrights or proprietary materials, except the right to use the Marks and the System in accordance with the terms and conditions of this Agreement for the operation of the Restaurant and only at or from its approved location or in approved advertising related to the Restaurant.

            (3) Franchisee understands and agrees that any and all goodwill arising from Franchisee's use of the Marks and the System shall inure solely and exclusively to Franchisor's benefit, and upon expiration or termination of this Agreement and the license herein granted, no monetary amount shall be assigned as attributable to any goodwill associated with Franchisee's use of the Marks.

            (4 Franchisee shall not contest the validity of Franchisor's interest in the Marks or assist others to contest the validity of Franchisor's interest in the Marks.

            (5) Franchisee  acknowledges  that any unauthorized use of the Marks shall constitute an infringement of Franchisor's rights in the Marks and a material event of default hereunder. Franchisee agrees that it shall provide Franchisor with all assignments, affidavits, documents, information and assistance Franchisor reasonably requests to fully vest in Franchisor all such rights, title and interest in and to the Marks, including all such items as are reasonably requested by Franchisor to register, maintain and enforce such rights in the Marks.

            (6) Franchisor reserves the right to substitute different Marks for use in identifying the System and the Restaurant if Franchisor's current Marks no longer can be used, or if Franchisor, in its sole discretion, determines that substitution of different Marks will be beneficial to the System. In such event, Franchisor may require Franchisee, at Franchisee's expense, to discontinue or modify Franchisee's use of any of the Marks or to use one or more additional or substitute Marks, if Franchisor has made, or is in the process of making, such changes to at least sixty percent (60%) of Franchisor's company-owned or affiliate-owned Restaurants.

         C. With respect to Franchisee's franchised use of the Marks pursuant to this Agreement, Franchisee further agrees that:

            (1) Unless otherwise authorized or required by Franchisor, Franchisee shall operate and advertise the Restaurant only under the name "Rio Bravo Cantina" without prefix or suffix. Franchisee shall not use the Marks as part of its corporate or other legal name, and shall obtain the Franchisor's approval of such corporate or other legal name prior to filing it with the applicable state authority.

            (2) During the term of this Agreement and any renewal hereof, Franchisee shall identify itself as the owner of the Restaurant, and as a Franchisee of Franchisor, in conjunction with any use of the Marks, including, but not limited to, uses on invoices, order forms, receipts and contracts, as well as the display of a notice in such content and form and at such conspicuous locations on the premises of the Restaurant or any catering vehicle as Franchisor may designate in writing.

            (3) Franchisee shall not use the Marks to incur any obligation or indebtedness on behalf of Franchisor.

            (4) Franchisee shall comply with Franchisor's instructions in filing and maintaining the requisite trade name or fictitious name registrations, and shall execute any documents deemed necessary by Franchisor or its counsel to obtain protection of the Marks or to maintain their continued validity and enforceability.

         D. Franchisee shall notify Franchisor immediately by telephone and thereafter in writing of any apparent infringement of or challenge to Franchisee's use of any Mark, and of any claim by any person of any rights in any Mark, and Franchisee and the Controlling Principals shall not communicate with any person other than Franchisor, its counsel and Franchisee's counsel in connection with any such infringement, challenge or claim. Franchisor shall have complete discretion to take such action as it deems appropriate in connection with the foregoing, and the right to control exclusively, any settlement, litigation or Patent and Trademark Office action or other proceeding arising out of any such alleged infringement, challenge or claim or otherwise relating to any Mark. Franchisee agrees to execute any and all instruments and documents, render such assistance, and do such acts or things as may, in the opinion of Franchisor, reasonably be necessary or advisable to protect and maintain the interests of Franchisor in any litigation or other proceeding or to otherwise protect and maintain the interests of Franchisor or any other interested party in the Marks. Franchisor will indemnify Franchisee against and reimburse Franchisee for all damages for which Franchisee is held liable in any proceeding arising out of Franchisee's use of any of the Marks (including settlement amounts), provided that the conduct of Franchisee and the Controlling Principals with respect to such proceeding and use of the Marks is in full compliance with the terms of this Agreement. If Franchisor fails to properly defend Franchisee as aforesaid, and Franchisee is entitled to indemnification and defense, then Franchisee shall be entitled to defend itself with counsel of its choice and Franchisor shall be liable to Franchisee for the amount of damages paid by Franchisee, its costs and reasonable attorneys' fees incurred.

         E. The right and license of the Marks granted hereunder to Franchisee is nonexclusive and Franchisor thus has and retains the following rights, among others, subject only to the limitations of Section I.:

            (1) To grant other licenses for use of the Marks;

            (2) To develop and establish other systems using the Marks or other names or marks and to grant licenses thereto without providing any rights to Franchisee; and

            (3) To engage, directly or indirectly, through its employees, representatives, licensees, assigns, agents and others, at wholesale, retail or otherwise, in (i) the production, distribution, license and sale of products and services, and (ii) the use in connection with such production, distribution and sale, of the Marks and any and all trademarks, trade names, service marks, logos, insignia, slogans, emblems, symbols, designs and other identifying characteristics as may be developed or used from time to time by Franchisor.


X.       CONFIDENTIALITY AND NONCOMPETITION COVENANTS

         A. (1) To protect the reputation and goodwill of Franchisor and to maintain high standards of operation under the Marks, Franchisee shall conduct its business in accordance with the Manuals, other written directives which Franchisor may issue to Franchisee from time to time whether or not such directives are included in the Manuals, and any other manuals and materials created or approved for use in the operation of the franchised business.

            (2) Franchisee and the Controlling Principals shall at all times treat the Manuals, any written directives of Franchisor, and any other manuals and materials and the information contained therein as confidential and shall maintain such information as trade secrets and confidential in accordance with this Section X. Franchisee and the Controlling Principals shall divulge and make such materials available only to such of Franchisee's employees as must have access to it in order to operate the Restaurant. Franchisee and the Controlling Principals shall not at any time copy, duplicate, record or otherwise reproduce these materials, in whole or in part, or otherwise make the same available to any person other than those authorized above.

            (3) The Manuals, written directives, other manuals and materials, and any other confidential communications provided or approved by Franchisor shall at all times remain the sole property of Franchisor, shall be kept in a secure place on the Restaurant premises, and shall be returned to Franchisor immediately upon request or upon termination or expiration of this Agreement.

            (4) The Manuals, any written directives, and any other manuals and materials issued by Franchisor and any modifications to such materials shall supplement this Agreement.

            (5) Franchisor may from time to time revise the contents of the Manuals and the contents of any other manuals and materials created or approved for use in the operation of the franchised business. Franchisee shall remove and return to Franchisor all pages of the Manual that have been replaced or updated by Franchisor. Franchisee expressly agrees to comply with each new or changed standard.

            (6) Franchisee shall at all times ensure that the Manuals are kept current and up to date. In the event of any dispute as to the contents of the Manuals, the terms of the master copy of the Manuals maintained by Franchisor at Franchisor's corporate office shall control.

            (7) Franchisor will charge a replacement fee equal to Franchisor's actual cost of such Manuals for any replacement Manual requested by Franchisee.

         B. (1) Neither Franchisee nor any Controlling Principal shall, during the term of this Agreement or thereafter, communicate, divulge or use for the benefit of any other person, persons, partnership, association or corporation and, following the expiration or termination of this Agreement, they shall not use for their own benefit, any confidential information, knowledge or know-how concerning the methods of operation of the franchised business which may be communicated to them or of which they may be apprised in connection with the operation of the Restaurant under the terms of this Agreement. Franchisee and the Controlling Principals shall divulge such confidential information only to such of Franchisee's employees as must have access to it in order to operate the Restaurant. Any and all information, knowledge, know-how, techniques and any materials used in or related to the System which Franchisor provides to Franchisee in connection with this Agreement shall be deemed confidential for purposes of this Agreement. Neither Franchisee nor the Controlling Principals shall at any time, without Franchisor's prior written consent, copy, duplicate, record or otherwise reproduce such materials or information, in whole or in part, nor otherwise make the same available to any unauthorized person. The covenant in this Section shall survive the expiration, termination or transfer of this Agreement or any interest herein and shall be perpetually binding upon Franchisee and each of the Controlling Principals.

            (2) Franchisee shall require and obtain the execution of covenants similar to those set forth in Section X.B.(1) from its General Manager and all other personnel of Franchisee who receive or will have access to confidential information. Such covenants shall be substantially in the form set forth in Attachment D. All of Franchisee's Principals not required to sign this Agreement as a Controlling Principal also must execute such covenants.

            (3) If Franchisee or the Controlling Principals develop any new concept, process, product, recipe, or improvement in the operation or promotion of the Restaurant, Franchisee is required to promptly notify Franchisor and provide Franchisor with all necessary related information, without compensation. Franchisee and the Controlling Principals acknowledge that any such concept, process, product, recipe, or improvement will become the property of Franchisor, and Franchisor may use or disclose such information to other franchisees as it determines to be appropriate.

         C. (1) Franchisee and the Controlling Principals specifically acknowledge that, pursuant to this Agreement, Franchisee and the Controlling Principals will receive valuable training, trade secrets and confidential information, including, without limitation, information regarding the operational, sales, promotional and marketing methods and techniques of Franchisor and the System which are beyond the present skills and experience of Franchisee and the Controlling Principals and Franchisee's managers and employees. Franchisee and the Controlling Principals acknowledge that such specialized training, trade secrets and confidential information provide a competitive advantage and will be valuable to them in the development and operation of the Restaurant, and that gaining access to such specialized training, trade secrets and confidential information is, therefore, a primary reason why they are entering into this Agreement. In consideration for such specialized training, trade secrets, confidential information and rights, Franchisee and the Controlling Principals covenant that with respect to Franchisee, during the term of this Agreement (or with respect to each of the Controlling Principals, during the term of this Agreement for so long as such individual or entity satisfies the definition of "Controlling Principals" as described in Section XIX.S. of this Agreement), except as otherwise approved in writing by Franchisor, neither Franchisee nor any of the Controlling Principals shall, either directly or indirectly, for themselves or through, on behalf of or in conjunction with any person(s), partnership or corporation:

                (a) Divert, or attempt to divert, any business or customer of the franchised business to any competitor, by direct or indirect inducement or otherwise, or do or perform, directly or indirectly, any other act injurious or prejudicial to the goodwill associated with the Marks and the System.

                (b) Own, maintain, operate, engage in, or have any financial or beneficial interest in (including any interest in corporations, partnerships, trusts, unincorporated associations or joint ventures), advise, assist or make loans to, any business that is of a character and concept similar to the Restaurant. As used herein, the term "similar" means a restaurant business which looks like, copies, imitates, or operates in a manner similar to a "Rio Bravo Cantina" restaurant, including, but not limited to, a restaurant business which offers and sells Mexican, Tex-Mex or other Southwestern cuisine, including, tacos, enchiladas, fajitas, quesadillas, nachos or similar fare, and such menu items constitute forty percent (40%) or more of the appetizers or entrees listed on its menu as determined by Franchisor, in its sole discretion, and which business is located within the United States, its territories or commonwealths, or any other country, province, state or geographic area in which Franchisor has used, sought registration of or registered the same or similar Marks or operates or licenses others to operate a business under the same or similar Marks.

            (2) With respect to Franchisee,and for a continuous uninterrupted period commencing upon the expiration, termination of, or transfer of all of Franchisee's interest in, this Agreement (or, with respect to each of the Controlling Principals, commencing upon the earlier of: (i) the expiration, termination of, or transfer of all of Franchisee's interest in, this Agreement or (ii) the time such individual or entity ceases to satisfy the definition of "Controlling Principals" as described in Section XIX.S. of this Agreement) and continuing for two (2) years thereafter, except as otherwise approved in writing by Franchisor, neither Franchisee, nor any of the Controlling Principals shall, directly or indirectly, for themselves, or through, on behalf of or in conjunction with any person, persons, partnership, or corporation:

                (a) Divert, or attempt to divert, any business or customer of the franchised business to any competitor, by direct or indirect inducement or otherwise, or do or perform, directly or indirectly, any other act injurious or prejudicial to the goodwill associated with the Marks and the System.

                (b) Employ, or seek to employ, any person who is at that time or was within the preceding one hundred eighty (180) days employed by Franchisor, any of its affiliates or by any other franchisee (including, as applicable, any developer) of Franchisor, or otherwise directly or indirectly induce such person to leave that person's employment.

                (c) Own, maintain, operate, engage in, or have any financial or beneficial interest in (including any interest in corporations, partnerships, trusts, unincorporated associations or joint ventures), advise, assist or make loans to, any business that is of a character and concept similar to the Restaurant. As used herein, the term "similar" means a restaurant business which looks like, copies, imitates, or operates in a manner similar to a "Rio Bravo Cantina" restaurant, including, but not limited to, a restaurant business which offers and sells Mexican, Tex-Mex or other Southwestern cuisine, including, tacos, enchiladas, fajitas, quesadillas, nachos or similar fare, and such menu items which constitute forty percent (40%) or more of the appetizers or entrees listed in its menu as determined by Franchisor, in its sole discretion, and which business is, or is intended to be, located within the Assigned Area or within a twenty-five (25) mile radius of the location of any Rio Bravo Cantina restaurant or food service facility in existence or under construction (or where land has been purchased or a lease has been executed) at any given time during such period.

            (3) The parties acknowledge and agree that each of the covenants contained herein are reasonable limitations as to time, geographical area, and scope of activity to be restrained and do not impose a greater restraint than is necessary to protect the goodwill or other business interests of Franchisor. The parties agree that each of the covenants herein shall be construed as independent of any other covenant or provision of this Agreement. If all or any portion of a covenant in this Section is held unreasonable or unenforceable by a court or agency having valid jurisdiction in an unappealed final decision to which Franchisor is a party, Franchisee and the Controlling Principals expressly agree to be bound by any lesser covenant subsumed within the terms of such covenant that imposes the maximum duty permitted by law, as if the resulting covenant were separately stated in and made a part of this Section. Sections X.C.(1)(b) and (2)(c) shall not apply to the ownership of less than a three percent (3%) beneficial interest in the outstanding equity securities of any publicly-held corporation.

                (a) Franchisee and the Controlling Principals understand and acknowledge that Franchisor shall have the right to reduce the scope of any covenant set forth in this Section X.C. in this Agreement, or any portion thereof, without their consent, effective immediately upon notice to Franchisee; and Franchisee and the Controlling Principals agree that they shall comply forthwith with any covenant as so modified, which shall be fully enforceable notwithstanding the provisions of Section XIX.B. hereof.

                (b) Franchisee and the Controlling Principals expressly agree that the existence of any claims they may have against Franchisor, whether or not arising from this Agreement, shall not constitute a defense to the enforcement by Franchisor of the covenants in this Section.

            (4) Franchisee shall require and obtain execution of covenants similar to those set forth in this Section X.C. (including covenants applicable upon the termination of a person's employment with Franchisee) from its General Manager and all other personnel of Franchisee who have received or will have access to training from Franchisor. Such covenants shall be substantially in the form set forth in Attachment D. All of Franchisee's Principals not required to sign this Agreement as a Controlling Principal also must execute such covenants. Notwithstanding the foregoing, Franchisor reserves the right to decrease the period of time or geographic scope of the noncompetition covenant set forth in Attachment D or eliminate such noncompetition covenant altogether for any party that is required to execute such agreement under this Section X.C.(4).

         D. Franchisee and the Controlling Principals acknowledge that any failure to comply with the requirements of this Section shall constitute a material event of default under Section XVII. hereof. Franchisee and the Controlling Principals acknowledge that a violation of the terms of this Section would result in irreparable injury to Franchisor for which no adequate remedy at law may be available, and Franchisee and the Controlling Principals accordingly consent to the issuance of an injunction prohibiting any conduct by Franchisee or the Controlling Principals in violation of the terms of this Section. Franchisee and the Controlling Principals agree to pay all court costs and reasonable attorneys' fees incurred by Franchisor in connection with the enforcement of this Section, including payment of all costs and expenses for obtaining specific performance of, or an injunction against violation of, the requirements of such Section.


XI.      BOOKS AND RECORDS

         A. Franchisee shall maintain during the term of this Agreement, and shall preserve for at least five (5) years from the dates of their preparation, full, complete and accurate books, records and accounts, including, but not limited to, sales slips, coupons, purchase orders, payroll records, check stubs, bank statements, sales tax records and returns, cash receipts and disbursements, journals and ledgers, and backup or archived records of information maintained on any computer system in accordance with generally accepted accounting principles, as applicable, and in the form and manner prescribed by Franchisor from time to time in the Manual or otherwise in writing.

         B. In addition to the remittance  reports  required by Sections IV. and
VIII. hereof, Franchisee shall comply with the following reporting obligations:

            (1) If requested by Franchisor, Franchisee shall, at Franchisee's expense, submit to Franchisor, in the form prescribed by Franchisor, a profit and loss statement for each month (which may be unaudited) for Franchisee within twenty (20) days after the end of each month during the term hereof. In addition, Franchisee shall, at Franchisee's expense, submit to Franchisor, in the form prescribed by Franchisor, a balance sheet for the period ending date requested (which may be unaudited) within twenty (20) days after Franchisor's request. Each such statement shall be signed by Franchisee's treasurer or chief financial officer or comparable officer attesting that it is true, complete and correct;

            (2) Franchisee shall, at its expense, provide to Franchisor a complete annual financial statement (which may be unaudited) for Franchisee prepared by an independent certified public accountant satisfactory to Franchisor, within ninety (90) days after the end of each fiscal year of Franchisee during the term hereof, showing the results of operations of Franchisee during such fiscal year; Franchisor reserves the right to require the financial statements described above to be audited by an independent certified public accountant satisfactory to Franchisor at Franchisee's cost and expense.

            (3) Franchisee shall also submit to Franchisor, for review or auditing, such other forms, reports, records, information and data as Franchisor may reasonably designate, in the form and at the times and places reasonably required by Franchisor, upon request and as specified from time to time in writing.

         C. Franchisor or its designees shall have the right at all reasonable times to review, audit, examine and copy any or all of the books and records of Franchisee at the Restaurant. Franchisee shall make such books and records available to Franchisor or its designees immediately upon request. If any required royalty payment to Franchisor is delinquent, or if an inspection should reveal that any such payment was understated in any report to Franchisor, then Franchisee shall immediately pay to Franchisor the amount overdue or understated upon demand with interest determined in accordance with the provisions of
Section IV.B.(3). If an inspection discloses an understatement in any report of three percent (3%) or more, Franchisee shall, in addition, reimburse Franchisor for all costs and expenses connected with the inspection (including, without limitation, reasonable accounting and attorneys' fees). These remedies shall be in addition to any other remedies Franchisor may have at law or in equity.

         D. Franchisee understands and agrees that the receipt or acceptance by Franchisor of any of the statements furnished or royalties paid to Franchisor (or the cashing of any royalty checks or processing of any electronic fund transfers) shall not preclude Franchisor from questioning the correctness thereof at any time and, in the event that any inconsistencies or mistakes are discovered in such statements or payments, they shall immediately be rectified by the Franchisee and the appropriate payment shall be made by the Franchisee.

         E. Franchisee hereby authorizes (and agrees to execute any other documents deemed necessary to effect such authorization) all banks, financial institutions, businesses, suppliers, manufacturers, contractors, vendors and other persons or entities with which Franchisee does business to disclose to Franchisor any requested financial information in their possession relating to Franchisee's business as it relates to the System or the Restaurant. Franchisee authorizes Franchisor to disclose data from Franchisee's reports, if Franchisor determines, in its sole discretion, that such disclosure is necessary or advisable, which disclosure may include disclosure to prospective or existing franchisees or other third parties.

         F. In addition to the information, books, records and reports Franchisee must provide with respect to the Restaurant and Franchisee described above, each of the Controlling Principals shall provide to Franchisor unaudited annual financial statements containing the information requested by Franchisor with respect to each such Controlling Principal within ninety (90) days after the end of Franchisee's fiscal year.


XII.     INSURANCE

         A. (1) Franchisee shall procure, upon execution of this Agreement, and shall maintain in full force and effect at all times during the term of this Agreement at Franchisee's expense, an insurance policy or policies protecting Franchisee and Franchisor and its affiliates, successors and assigns, and the officers, directors, shareholders, partners, agents, representatives, independent contractors and employees of each of them against any demand or claim with respect to personal injury, death or property damage, or any loss, liability or expense whatsoever arising or occurring upon or in connection with the Restaurant.

            (2) Such policy or policies shall be written by a responsible carrier or carriers reasonably acceptable to Franchisor and shall include, at a minimum (except as additional coverages and higher policy limits may reasonably be specified by Franchisor from time to time), in accordance with standards and specifications set forth in writing, the following:

                (a) Comprehensive General Liability Insurance, including broad form contractual liability, broad form property damage, personal injury, liquor liability, advertising injury, completed operations, products liability and fire damage coverage, in the amount of One Million Dollars ($1,000,000.00) each person, One Million Dollars ($1,000,000.00) each occurrence.

                (b) "All Risks" coverage for the full cost of replacement of the Restaurant premises and all other property in which Franchisor may have an interest with no coinsurance clause for the premises.

                (c) Automobile liability coverage, including coverage of owned, non-owned and hired vehicles, with coverage in amounts not less than One Million Dollars ($1,000,000) combined single limit.

                (d) Employer's Liability in the amount of Five Hundred Thousand Dollars ($500,000.00) bodily injury by accident and Five Hundred Thousand ($500,000.00) bodily injury by disease.

                (e) Worker's compensation insurance in amounts provided by applicable law or, if permissible under applicable law, a legally appropriate alternative providing substantially similar compensation for injured workers satisfactory to Franchisor, provided that Franchisee (i) maintains an excess indemnity or "umbrella" policy covering employer's liability and/or a medical/disability policy covering medical expenses for on-the-job accidents, which policy or policies shall contain such coverage amounts as Franchisee and Franchisor shall mutually agree upon, and (ii) conducts and maintains a risk management and safety program for its employees as the Franchisee and Franchisor shall mutually agree is appropriate. Such policies shall also include a waiver of subrogation in favor of Franchisor and its affiliates and the officers, directors, shareholders, partners, agents, representatives, independent contractors, servants and employees of each of them.

                (f) An umbrella policy covering any excess claims in the amount of Ten Million Dollars ($10,000,000.00).

                (g) Such other insurance as may be required by the state or locality in which the Restaurant is located and operated.

                (h) Franchisee may, with the prior written consent of Franchisor, elect to have reasonable deductibles in connection with the coverage required under Sections XII.A.(2)(a) - (g) hereof. Such policies shall also include a waiver of subrogation in favor of Franchisor, its affiliates and the respective officers, directors, shareholders, partners, agents, representatives, independent contractors, servants and employees of each of them.

            (3) In connection with any construction, renovation, refurbishment or remodeling of the Restaurant, Franchisee shall maintain Builder's
Risks/Installation insurance in forms and amounts, and written by a carrier or carriers, reasonably satisfactory to Franchisor.

            (4) Franchisee's obligation to obtain and maintain the foregoing policy or policies in the amounts specified shall not be limited in any way by reason of any insurance which may be maintained by Franchisor, nor shall Franchisee's performance of that obligation relieve it of liability under the indemnity provisions set forth in Section XV. of this Agreement.

            (5) All public liability and property damage policies shall contain a provision that Franchisor and its affiliates and the officers, directors, shareholders, partners, agents, representatives, independent contractors, servants and employees of each of them, although named as insureds, shall nevertheless be entitled to recover under such policies on any loss occasioned to Franchisor or its servants, agents or employees by reason of the negligence of Franchisee or its servants, agents or employees.

            (6) Upon execution of this Agreement, and thereafter in accordance with Section VI. hereof and thirty (30) days prior to the expiration of any such policy, Franchisee shall deliver to Franchisor Certificates of Insurance evidencing the existence and continuation of proper coverage with limits not less than those required hereunder. In addition, if requested by Franchisor, Franchisee shall deliver to Franchisor a copy of the insurance policy or policies required hereunder. All insurance policies required hereunder, with the exception of workers' compensation, shall name Franchisor and its affiliates and the officers, directors, shareholders, partners, agents, representatives, independent contractors, servants and employees of each of them, as additional insureds, and shall expressly provide that any interest of same therein shall not be affected by any breach by Franchisee of any policy provisions. Further, all insurance policies required hereunder shall expressly provide that no less than thirty (30) days' prior written notice shall be given to Franchisor in the event of a material alteration to or cancellation of the policies.

            (7) Should Franchisee, or any reason, fail to procure or maintain the insurance required by this Agreement, as such requirements may be revised from time to time by Franchisor in writing, Franchisor shall have the right and authority (without, however, any obligation to do so) immediately to procure such insurance and to charge same to Franchisee, which charges, together with a reasonable fee for Franchisor's expenses in so acting, shall be payable by Franchisee immediately upon notice. The foregoing remedies shall be in addition to any other remedies Franchisor may have at law or in equity.


XIII.    DEBTS AND TAXES

         A. Franchisee shall promptly pay when due all Taxes (as defined below), levied or assessed, and all accounts and other indebtedness of every kind incurred by Franchisee in the conduct of the franchised business under this Agreement. Without limiting the provisions of Section XV., Franchisee shall be solely liable for the payment of all Taxes and shall indemnify Franchisor for the full amount of all such Taxes and for any liability (including penalties, interest and expenses) arising from or concerning the payment of Taxes, whether Taxes were correctly or legally asserted or not.

         B. Each payment to be made to Franchisor hereunder shall be made free and clear and without deduction for any Taxes. The term "Taxes" means any present or future taxes, levies, imposts, duties or other charges of whatsoever nature, including any interest or penalties thereon, imposed by any government or political subdivision of such government on or relating to the operation of the franchised business, the payment of monies, or the exercise of rights granted pursuant to this Agreement, except Taxes imposed on or measured by Franchisor's net income.

         C. In the event of any bona fide dispute as to Franchisee's liability for taxes assessed or other indebtedness, Franchisee may contest the validity or the amount of the tax or indebtedness in accordance with the procedures of the taxing authority or applicable law. However, in no event shall Franchisee permit a tax sale or seizure by levy of execution or similar writ or warrant or attachment by a creditor, to occur against the premises of the franchised business or any improvements thereon.

         D. Franchisee shall comply with all federal, state and local laws, rules and regulations and shall timely obtain any and all permits, certificates or licenses necessary for the full and proper conduct of the franchised business, including, without limitation, licenses to do business, fictitious name registrations, sales tax permits, fire clearances, health permits, certificates of occupancy and any permits, certificates or licenses required by any environmental law, rule or regulation.

         E. Franchisee shall notify Franchisor in writing within five (5) days after the commencement of any action, suit or proceeding and of the issuance of any order, writ, injunction, award or decree of any court, agency or other governmental instrumentality, which may adversely affect the operation or financial condition of the franchised business.


XIV.     TRANSFER OF INTEREST

         A. Franchisor shall have the right to transfer or assign this Agreement and all or any part of its rights or obligations herein to any person or legal entity. Specifically, and without limitation of the foregoing, Franchisee agrees that Franchisor may sell its assets and may sell or license the Marks or the System to a third party; may offer its securities privately or publicly; may merge, acquire other corporations or be acquired by another corporation; may undertake a refinancing, recapitalization, leveraged buyout or other economic or financial restructuring; and with regard to any or all of the above sales, assignments and dispositions, Franchisee expressly and specifically waives any claims, demands, or damages against Franchisor arising from or related to the transfer of the Marks (or any variation thereof) or the System from Franchisor to any other party. Nothing contained in this Agreement shall require Franchisor to offer any services or products, whether or not bearing the Marks, to Franchisee, if Franchisor assigns its rights in this Agreement.

         B. (1) Franchisee understands and acknowledges that the rights and duties set forth in this Agreement are personal to Franchisee, and that Franchisor has granted rights under this Agreement in reliance on the business skill, financial capacity and personal character of Franchisee and the Controlling Principals. Accordingly, neither Franchisee nor any Controlling
Principal, nor any successor or assign of Franchisee or any Controlling Principal, shall sell, assign, transfer, convey, give away, pledge, mortgage or otherwise encumber any direct or indirect interest in this Agreement, in the Restaurant or in Franchisee without the prior written consent of Franchisor. Any purported assignment or transfer, by operation of law or otherwise, made in violation of this Agreement shall be null and void and shall constitute a material event of default under this Agreement.

            (2) If Franchisee wishes to transfer all or part of its interest in the Restaurant or this Agreement or if Franchisee or a Controlling Principal wishes to transfer any ownership interest in Franchisee, transferor and the proposed transferee shall apply to Franchisor for its consent. Franchisor may, in its sole discretion, require any or all of the following as conditions of its approval:

                (a) All of the accrued monetary obligations of Franchisee or any of its affiliates and all other outstanding obligations to Franchisor or any of its affiliates arising under this Agreement or any other agreement shall have been satisfied in a timely manner and Franchisee shall have satisfied all trade accounts and other debts, of whatever nature or kind, in a timely manner;

                (b) Franchisee and its affiliates shall not be in default of any provision of this Agreement, any amendment hereof or successor hereto, or any other agreement between Franchisee or any of its affiliates and Franchisor or any of its affiliates, and Franchisee shall have substantially and timely complied with all the terms and conditions of such agreements during the terms thereof;

                (c) The transferor and its principals (if applicable) shall have executed a general release, in a form satisfactory to Franchisor, of any and all claims against Franchisor, its affiliates and the officers, directors, shareholders, partners, agents, representatives, independent contractors, servants and employees of each of them, in their corporate and individual capacities, including, without limitation, claims arising under this Agreement and federal, state and local laws, rules and regulations;

                (d) The transferee shall demonstrate to Franchisor's satisfaction that transferee meets the criteria considered by Franchisor when reviewing a prospective franchisee's application for a license, including, but not limited to, Franchisor's educational, managerial and business standards; transferee's good moral character, business reputation and credit rating; transferee's aptitude and ability to conduct the business franchised herein (as may be evidenced by prior related business experience or otherwise); transferee's financial resources and capital for operation of the business; and the geographic proximity and number of other Rio Bravo Cantina restaurants owned or operated by transferee;

                (e) The transferee shall enter into a written agreement, in a form satisfactory to Franchisor, assuming full, unconditional, joint and several liability for, and agreeing to perform from the date of the transfer, all obligations, covenants and agreements contained in this Agreement; and, if transferee is a corporation or a partnership, transferee's shareholders, partners or other investors, as applicable, shall execute such agreement as transferee's principals and guarantee the performance of all such obligations, covenants and agreements;

                (f) The transferee shall execute, for a term ending on the expiration date of this Agreement and with such renewal terms as may be provided by this Agreement, the standard form franchise agreement then being offered to new System franchisees and other ancillary agreements as Franchisor may require for the Restaurant, which agreements shall supersede this Agreement and its ancillary documents in all respects and the terms of which agreements may differ from the terms of this Agreement, including, without limitation, a higher percentage royalty fee, advertising contribution or expenditure requirement; provided, however, that the transferee shall not be required to pay any initial franchise fee; and, if transferee is a corporation or a partnership, transferee's shareholders, partners or other investors, as applicable, shall execute such agreement as transferee's principals and guarantee the performance of all such obligations, covenants and agreements;

                (g) The transferee, at its expense, shall renovate, modernize and otherwise upgrade the Restaurant and, if applicable, any catering vehicles to conform to the then-current standards and specifications of the System, and shall complete the upgrading and other requirements within the time period reasonably specified by Franchisor;

                (h The transferor shall remain liable for all of the obligations to Franchisor in connection with the Restaurant incurred prior to the effective date of the transfer and shall execute any and all instruments reasonably requested by Franchisor to evidence such liability;

                (i) At the transferee's expense, the transferee, the transferee's operating principal, general manager and/or any other applicable Restaurant personnel shall complete any training programs then in effect for franchisees of Rio Bravo Cantina restaurants upon such terms and conditions as Franchisor may reasonably require;

                (j Franchisee shall pay a transfer fee of Three Thousand Five Hundred Dollars ($3,500) to Franchisor;

                (k) If the transferee is a corporation or a partnership, the transferee shall make and will be bound by any or all of the representations, warranties and covenants set forth at Section VI. as Franchisor requests. Transferee shall provide to Franchisor evidence satisfactory to Franchisor that the terms of such Section have been satisfied and are true and correct on the date of transfer; or

                (l) Franchisee shall have completed its obligations to construct and open the Restaurant to the public for business under Section II. of this Agreement.

            (3) Franchisee shall not grant a security interest in the Restaurant or in any of Franchisee's assets without Franchisor's prior written consent, which shall not be unreasonably withheld. In connection therewith, the secured party will be required by Franchisor to agree that in the event of any default by Franchisee under any documents related to the security interest, Franchisor shall have the right and option to be substituted as obligor to the secured party and to cure any default of Franchisee.

            (4) Franchisee acknowledges and agrees that each condition which must be met by the transferee is reasonable and necessary to assure such transferee's full performance of the obligations hereunder.

         C. If the proposed transfer is to a corporation formed solely for the convenience of ownership, Franchisor's consent may be conditioned upon any of the requirements set forth at Section XIV.B.(2), except that the requirements set forth at Sections XIV.B.(2)(c), (d), (f), (g), (i) and (j) shall not apply. With respect to a transfer to a corporation formed for the convenience of ownership, Franchisee shall be the owner of all of the voting stock or interest of the corporation and if Franchisee is more than one individual, each individual shall have the same proportionate ownership interest in the corporation as he had in Franchisee prior to the transfer.

         D. (1) If Franchisee wishes to transfer all or part of its interest in the Restaurant or this Agreement or if Franchisee or a Controlling Principal wishes to transfer any ownership interest in Franchisee, pursuant to any bona fide offer received from a third party to purchase such interest, then such proposed seller shall promptly notify Franchisor in writing of each such offer, and shall provide such information and documentation relating to the offer as Franchisor may require. Franchisor shall have the right and option, exercisable within thirty (30) business days after receipt of such written notification and copies of all documentation requested by Franchisor describing the terms of such offer, to send written notice to the seller that Franchisor intends to purchase the seller's interest on the same terms and conditions offered by the third party. In the event that Franchisor elects to purchase the seller's interest, closing on such purchase must occur within the later of sixty (60) business days from the date of notice to the seller of the election to purchase by Franchisor, ten (10) business days after the date Franchisor receives and obtains all necessary permits and approvals, or such other date as the parties agree upon in writing. Any material change in the terms of any offer prior to closing shall constitute a new offer subject to the same right of first refusal by Franchisor as in the case of an initial offer. Failure of Franchisor to exercise the option afforded by this Section XIV.D. shall not constitute a waiver of any other provision of this Agreement, including all of the requirements of Section XIV., with respect to a proposed transfer.

            (2) If the offer from a third party provides for payment of consideration other than cash or involves certain intangible benefits, Franchisor may elect to purchase the interest proposed to be sold for the reasonable equivalent in cash, its, or its parent's publicly-traded securities, or intangible benefits similar to those being offered. In addition, if the publicly-traded securities referred to in this Section are being offered as a reasonable equivalent to publicly-traded securities offered by a third party, the registration and/or restricted nature of such securities offered by Franchisor will be substantially similar to those offered by the third party. If the parties cannot agree within a reasonable time on the reasonable cash equivalent of the non-cash part of the offer, then such amount shall be determined by two (2) appraisers qualified to determine the value of the non-cash offer, with each party selecting one (1) appraiser, and the average of their determinations shall be binding. In the event of such appraisal, each party shall bear its own legal and other costs and shall split the appraisal fees equally. If the Franchisor exercises its right of first refusal herein provided, it also shall have the right to set off against any payment therefor
(i) all fees for any such independent appraiser due from Franchisee hereunder, and (ii) all amounts due from Franchisee to Franchisor or any of its affiliates.

            (3) Failure to comply with the provisions of this Section prior to the transfer of any interest in Franchisee, the Restaurant or this Agreement shall constitute a material event of default under this Agreement.

         E. (1) Upon the death of Franchisee (if a natural person) or any Controlling Principal who is a natural person and who has an interest in this Agreement, the Restaurant or Franchisee (the "Deceased"), the executor, administrator or other personal representative of the Deceased shall transfer such interest to a third party approved by Franchisor within six (6) months after the death. If no personal representative is designated or appointed or no probate proceedings are instituted with respect to the estate of the Deceased, then the distributee of such interest must be approved by Franchisor. If the distributee is not approved by Franchisor, then the distributee shall transfer such interest to a third party approved by Franchisor within six (6) months after the death of the Deceased.

            (2) Upon the permanent disability of Franchisee (if a natural person) or any Controlling Principal who is a natural person and who has an interest in this Agreement, the Restaurant or Franchisee, Franchisor may require such interest to be transferred to a third party in accordance with the conditions described in this Section XIV. within six (6) months after notice to Franchisee. "Permanent disability" shall mean any physical, emotional or mental injury, illness or incapacity which would prevent a person from performing the obligations set forth in this Agreement or in the guaranty made part of this Agreement for at least ninety (90) consecutive days and from which condition recovery within ninety (90) days from the date of determination of disability is unlikely. Permanent disability shall be determined by a licensed practicing physician selected by Franchisor, upon examination of the person; or if the person refuses to submit to an examination, then such person automatically shall be deemed permanently disabled as of the date of such refusal for the purpose of this Section XIV.E. The costs of any examination required by this Section shall be paid by Franchisor.

            (3) Upon the death or claim of permanent disability of Franchisee or any Controlling Principal, Franchisee or a representative of Franchisee must notify Franchisor of such death or claim of permanent disability within thirty
(30) days of its occurrence. Any transfer upon death or permanent disability shall be subject to the same terms and conditions as described in this Section for any inter vivos transfer. If an interest is not transferred upon death or permanent disability as required in this Section, then such failure shall constitute a material event of default under this Agreement.

            (4) A Controlling Principal may transfer its interest in Franchisee to such Principal's spouse or children (collectively referred to as "Successor") as so designated in such Principal's will or trust, upon such Principal's death or permanent disability, without Franchisor's approval, provided that such Successor agrees to be bound by the restrictions contained in this Section XIV. and all other agreements and covenants of the Controlling Principal contained in this Agreement. Further, a Controlling Principal may transfer his interest in Franchisee to an inter vivos trust established for his Successor, upon the prior written consent of Franchisor, which consent will not be unreasonably withheld.

         F. Franchisor's consent to a transfer of any interest described herein shall not constitute a waiver of any claims which Franchisor may have against the transferring party, nor shall it be deemed a waiver of Franchisor's right to demand exact compliance with any of the terms of this Agreement by the transferee.

         G. Securities or partnership interests in Franchisee may be offered to the public (a "public offering") only with the prior written consent of Franchisor, which consent shall be considered in good faith. As a condition of its approval to such offering, Franchisor may, in its sole discretion, require that immediately after such offering that Franchisee and the Controlling Principals retain a Controlling Interest in Franchisee. For the purpose of this Agreement, "Controlling Interest" shall mean: (a) if Franchisee is a corporation, that the Controlling Principals, either individually or cumulatively, (i) directly or indirectly own at least fifty-one percent (51%) of the shares of each class of Franchisee's issued and outstanding capital stock and (ii) be entitled, under its governing documents and under any agreements among the shareholders, to cast a sufficient number of votes to require such corporation to take or omit to take any action which such corporation is required to take or omit to take under this Agreement, or (b) if Franchisee is a partnership, that the Controlling Principals (i) own at least a fifty-one percent (51%) interest in the operating profits and operating losses of the partnership as well as at least a fifty-one percent (51%) ownership interest in the partnership (and at least a fifty-one percent (51%) interest in the shares of each class of capital stock of any corporate general partner) and (ii) be entitled under its partnership agreement or applicable law to act on behalf of the partnership without the approval or consent of any other partner or be able to cast a sufficient number of votes to require the partnership to take or omit to take any action which the partnership is required to take or omit to take under this Agreement.

         H. All materials required for a public offering by federal or state law shall be submitted to Franchisor for a limited review as discussed below prior to being filed with any governmental agency; and any materials (including any private placement memoranda) to be used in any exempt offering or private placement shall be submitted to Franchisor for such review prior to their use. No Franchisee offering (public or private) shall imply (by use of the Marks or otherwise) that Franchisor is participating in an underwriting, issuance or offering of securities of Franchisee or Franchisor, and Franchisor's review of any offering materials shall be limited solely to the subject of the relationship between Franchisee and Franchisor and its affiliates. Franchisor may, at its option, require Franchisee's offering materials to contain a written statement prescribed by Franchisor concerning the limitations described in the preceding sentence. Franchisee, its Controlling Principals and the other participants in the offering must fully indemnify Franchisor, and its affiliates, their respective partners and the officers, directors, shareholders, partners, agents, representatives, independent contractors, servants and employees of each of them, in connection with the offering. For each proposed public or private offering, Franchisee shall pay to Franchisor a non-refundable fee of Three Thousand Five Hundred Dollars ($3,500), or such greater amount as is necessary to reimburse Franchisor for its reasonable costs and expenses associated with reviewing the proposed offering, including, without limitation, legal and accounting fees. Franchisee shall give Franchisor written notice at least thirty (30) days prior to the date of commencement of any offering or other transaction covered by Section XIV.G.

         I. If any person holding an interest in Franchisee, this Agreement or the Restaurant (other than Franchisee or a Controlling Principal, which parties shall be subject to the provisions set forth above) transfers such interest, then Franchisee shall promptly notify Franchisor of such proposed transfer in writing and shall provide such information relative thereto as Franchisor may reasonably request prior to such transfer. Such transferee may not be a competitor of Franchisor. Such transferee will be a Franchisee's Principal and as such will have to execute a confidentiality agreement and ancillary covenants not to compete in the form then required by Franchisor, which form shall be in substantially the same form attached hereto as Attachment D (see Sections X.B.(2) and X.C.(4)). Franchisor also reserves the right to designate the transferee as one of the Controlling Principals.

XV.      INDEMNIFICATION

         A. Franchisee and each of the Controlling Principals shall, at all times, indemnify and hold harmless to the fullest extent permitted by law Franchisor, its affiliates, successors and assigns, and the officers, directors, shareholders, partners, agents, representatives, independent contractors, servants and employees of each of them ("Indemnitees"), from all "losses and expenses" (as defined in Section XV.D.(2) below) incurred in connection with any action, suit, proceeding, claim, demand, investigation or inquiry (formal or informal), or any settlement thereof (whether or not a formal proceeding or action has been instituted) which arises out of or is based upon any of the following:

            (1) The infringement, alleged infringement, or any other violation or alleged violation by Franchisee or any of the Controlling Principals of any patent, mark or copyright or other proprietary right owned or controlled by third parties (except as such may occur with respect to any right to use the Marks, any copyrights or other proprietary information granted hereunder pursuant to Sections IX. and X.);

            (2) The violation, breach or asserted violation or breach by Franchisee or any of the Controlling Principals of any federal, state or local law, regulation, ruling, standard or directive or any industry standard;

            (3) Libel, slander or any other form of defamation of Franchisor, the System or any developer or franchisee operating under the System, by Franchisee or by any of the Controlling Principals;

            (4) The violation or breach by Franchisee or by any of the Controlling Principals of any warranty, representation, agreement or obligation in this Agreement or in any other agreement between Franchisee or any of its affiliates and Franchisor or any of its affiliates, or the officers, directors, shareholders, partners, agents, representatives, independent contractors, servants and employees of any of them; and

            (5) Acts, errors, or omissions of Franchisee, any of Franchisee's affiliates and any of the Controlling Principals and the officers, directors, shareholders, partners, agents, representatives, independent contractors and employees of each of them in connection with the establishment and operation of the Restaurant, including, but not limited to, any acts, errors or omissions of any of the foregoing in the operation of any motor vehicle. The parties understand and agree that Franchisor cannot and does not exercise control over the manner of operation of any motor vehicles used by, or on behalf of, Franchisee or any employee, agent or independent contractor of Franchisee and that the safe operation of any motor vehicle is, therefore, Franchisee's responsibility.

         B. Franchisee and each of the Controlling Principals agree to give Franchisor prompt notice of any such action, suit, proceeding, claim, demand, inquiry, or investigation. At the expense and risk of Franchisee and each of the Controlling Principals, Franchisor may elect to assume (but under no circumstance is obligated to undertake) or associate counsel of its own choosing with respect to, the defense and/or settlement of any such action, suit, proceeding, claim, demand, inquiry or investigation. Such an undertaking by Franchisor shall, in no manner or form, diminish the obligation of Franchisee and each of the Controlling Principals to indemnify the Indemnitees and to hold them harmless.

         C. In order to protect persons or property, or its reputation or goodwill, or the reputation or goodwill of others, Franchisor may, at any time and without notice, as it, in its judgment deems appropriate, consent or agree to settlements or take such other remedial or corrective action as it deems expedient with respect to the action, suit, proceeding, claim, demand, inquiry or investigation if, in Franchisor's sole judgment, there are reasonable grounds to believe that:

            (1) any of the acts or circumstances  enumerated in Section XV.A.(1)
- (4) above have occurred;  or

            (2) any act, error, or omission as described in Section XV.A.(5) may result directly or indirectly in damage, injury, or harm to any person or any property.

         D. (1) All losses and expenses incurred under this Section XV. shall be chargeable to and paid by Franchisee or any of the Controlling Principals pursuant to its obligations of indemnity under this Section, regardless of any actions, activity or defense undertaken by Franchisor or the subsequent success or failure of such actions, activity, or defense.

            (2) As used in this Section XV., the phrase "losses and expenses" shall include, without limitation, all losses, compensatory, exemplary or punitive damages, fines, charges, costs, expenses, lost profits, reasonable attorneys' fees, court costs, settlement amounts, judgments, compensation for damages to the Franchisor's reputation and goodwill, costs of or resulting from delays, financing, costs of advertising material and media time/space, and costs of changing, substituting or replacing the same, and any and all expenses of recall, refunds, compensation, public notices and other such amounts incurred in connection with the matters described.

         E. The Indemnitees do not assume any liability whatsoever for acts, errors, or omissions of any third party with whom Franchisee, any of the
Controlling Principals, Franchisee's affiliates or any of the officers, directors, shareholders, partners, agents, representatives, independent contractors and employees of Franchisee or its affiliates may contract, regardless of the purpose. Franchisee and each of the Controlling Principals shall hold harmless and indemnify the Indemnitees for all losses and expenses which may arise out of any acts, errors or omissions of Franchisee, the Controlling Principals, Franchisee's affiliates, the officers, directors, shareholders, partners, agents, representatives, independent contractors and employees of Franchisee and its affiliates and any such other third parties without limitation and without regard to the cause or causes thereof or the negligence (whether such negligence be sole, joint or concurrent, or active or passive) or strict liability of Franchisor or any other party or parties arising in connection therewith.

         F. Under no circumstances shall the Indemnitees be required or obligated to seek recovery from third parties or otherwise mitigate their losses in order to maintain a claim against Franchisee or any of the Controlling Principals. Franchisee and each of the Controlling Principals agree that the failure to pursue such recovery or mitigate loss will in no way reduce the amounts recoverable from Franchisee or any of the Controlling Principals by the Indemnitees.

         G. Franchisee and the Controlling Principals expressly agree that the terms of this Section XV. shall survive the termination, expiration or transfer of this Agreement or any interest herein.

         H. Franchisor shall, at all times, indemnify and hold harmless to the fullest extent permitted by law, Franchisee and each of the Controlling Principals, successors and assigns, and the officers, directors, shareholders and employees of each of them ("Reciprocal Indemnitees") from all "Franchisee Losses and Expenses" incurred in connection with any third party action, suit, proceeding, claim, demand, investigation or inquiry (formal or informal), or any settlement thereof (whether or not a formal proceeding or action has been instituted), which arises out of or is based upon any of the following:

            (1) The violation, breach or asserted violation or breach by Franchisor of any federal, state or local statute or regulation;

            (2) Libel, slander or any other form of defamation of a third party by Franchisor, or any person acting by, for or on behalf of Franchisor;

            (3) The intentional or malicious infliction of injury as to any third party by Franchisor; or

            (4) Food or beverage offered for sale under the Marks in the Assigned Area by Franchisor or some other licensee of Franchisor.

                For purposes of this section, "Franchisee Losses and Expenses" shall include all compensatory damages, costs, legal fees, court costs and expenses incurred in connection with matters indemnified above.


XVI.     RELATIONSHIP OF THE PARTIES

         A. The parties acknowledge and agree that this Agreement does not create a fiduciary relationship between them, that Franchisee shall be an independent contractor, and that nothing in this Agreement is intended to constitute either party an agent, legal representative, subsidiary, joint venturer, partner, employee, joint employer or servant of the other for any purpose.

         B. During the term of this Agreement, Franchisee shall hold itself out to the public as an independent contractor conducting its Restaurant operations pursuant to the rights granted by Franchisor. Franchisee agrees to take such action as shall be necessary to that end, including, without limitation, exhibiting a notice of that fact in a conspicuous place on the Restaurant premises established for the purposes hereunder or on any catering vehicle and on all letterhead, business cards, forms, and as further described in the Manuals Franchisor reserves the right to specify in writing the content and form of such notice.

         C. Franchisee understands and agrees that nothing in this Agreement authorizes Franchisee or any of the Controlling Principals to make any contract, agreement, warranty or representation on Franchisor's behalf, or to incur any debt or other obligation in Franchisor's name, and that Franchisor shall in no event assume liability for, or be deemed liable under this Agreement as a result of, any such action, or for any act or omission of Franchisee or any of the Controlling Principals or any claim or judgment arising therefrom.


XVII.    TERMINATION

         A. (1) Franchisee acknowledges and agrees that each of Franchisee's obligations described in this Agreement is a material and essential obligation of Franchisee; that nonperformance of such obligations will adversely and substantially affect the Franchisor and the System; and that the exercise by Franchisor of the rights and remedies set forth herein is appropriate and reasonable.

            (2) Franchisee shall be deemed to be in default under this Agreement, and all rights granted herein shall automatically terminate without notice to Franchisee:

                (a) if Franchisee shall become insolvent or makes a general assignment for the benefit of creditors;

                (b) or if Franchisee files a voluntary petition under any section or chapter of federal bankruptcy law or under any similar law or statute of the United States or any state thereof, or admits in writing its inability to pay its debts when due;

                (c) or if Franchisee is adjudicated a bankrupt or insolvent in proceedings filed against Franchisee under any section or chapter of federal bankruptcy laws or under any similar law or statute of the United States or any state; or if a bill in equity or other proceeding for the appointment of a receiver of Franchisee or other custodian for Franchisee's business or assets is filed and consented to by Franchisee; or if a receiver or other custodian (permanent or temporary) of Franchisee's assets or property, or any part thereof, is appointed by any court of competent jurisdiction;

                (d) or if proceedings for a composition with creditors under any state or federal law should be instituted by or against Franchisee;

                (e) or if a final judgment remains unsatisfied or of record for thirty (30) days or longer (unless supersedeas bond is filed);

                (f) or if Franchisee is dissolved;

                (g) or if execution is levied against Franchisee's business or property used in connection with the Restaurant or System;

                (h) or if suit to foreclose any lien or mortgage against the Restaurant premises or equipment is instituted against Franchisee and not dismissed within ninety (90) days; or

                (i) or  if  the  real  or   personal  property  of  Franchisee's
Restaurant shall be sold after levy thereupon by any sheriff, marshal or constable.

         Notwithstanding, the provisions of this Section XVII.A.(2) above, Franchisee shall not be deemed to be in default of this section in those instances where a bankruptcy of insolvency proceeding was filed against Franchisee or a receivership or composition was instituted against Franchisee, unless Franchisee has not caused such actions to be dismissed within ninety (90) days of the filing of such actions.

            (3) Franchisee shall be deemed to be in material default and Franchisor may, at its option, terminate this Agreement and all rights granted hereunder, without affording Franchisee any opportunity to cure the default, effective immediately upon notice to Franchisee, upon the occurrence of any of the following events:

                (a) If Franchisee operates the Restaurant or sells any products or services authorized by Franchisor for sale at the Restaurant at a location which has not been approved by Franchisor;

                (b) If Franchisee fails to acquire an approved location for the Restaurant within the time and in the manner specified in Section II;

                (c) If Franchisee fails to construct or remodel the Restaurant in accordance with the plans and specifications provided to Franchisee under
Section V.C. as such plans may be adapted with Franchisor's approval in accordance with Section II.E.;

                (d) If Franchisee fails to open the Restaurant for business as a Rio Bravo Cantina restaurant within the period specified in Section II.G. hereof, unless such delay is due to delays in construction caused by cases of Force Majeure and in such event, the provisions of Section XVII.A.(3)(e) regarding Force Majeure shall apply;

                (e) If Franchisee at any time ceases to operate or otherwise abandons the Restaurant, or loses the right to possession of the premises, or otherwise forfeits the right to do or transact business in the jurisdiction where the Restaurant is located; provided, however, that this provision shall not apply in cases of Force Majeure (acts of God, strikes, lockouts or other industrial disturbances, war, riot, epidemic, fire or other catastrophe or other forces beyond Franchisee's control), if through no fault of Franchisee, the premises are damaged or destroyed by an event as described above, provided that Franchisee applies within thirty (30) days after such event, for Franchisor's approval to relocate or reconstruct the premises (which approval shall not be unreasonably withheld) and Franchisee diligently pursues such reconstruction or relocation; such approval may be conditioned upon the payment of an agreed minimum fee to Franchisor during the period in which the Restaurant is not in operation;

                (f) If Franchisee or any of the Controlling Principals is convicted of, or has entered a plea of nolo contendere to, a felony, a crime involving moral turpitude, or any other crime or offense that Franchisor believes is reasonably likely to have an adverse effect on the System, the Marks, the goodwill associated therewith, or Franchisor's interests therein. With respect the other crime or offense that Franchisor believes is reasonably likely to have an adverse effect on the System, the Marks, the goodwill associated therewith, or Franchisor's interest therein, referred to in this
Section XVII.A.(3)(f), Franchisor shall give Franchisee thirty (30) days notice of its belief of adverse effect prior to terminating this Agreement in order to permit Franchisee an opportunity to cure such default;

                (g) If a threat or danger to public health or safety results from the construction, maintenance or operation of the Restaurant;

                (h) If Franchisee fails to propose a qualified replacement or successor Operating Principal (or his designee, as applicable) within the time required under Section VI.C.(5) hereof;

                (i) If Franchisee or any of the Controlling Principals purports to transfer any rights or obligations under this Agreement or any interest in Franchisee or the Restaurant to any third party without Franchisor's prior written consent, without offering Franchisor a right of first refusal with respect to such transfer, contrary to the terms of Section XIV. of this Agreement, or prior to the construction and opening of the Restaurant for business to the public under Section II. hereof;

                (j) If Franchisee or any of its affiliates fails, refuses, or neglects promptly to pay any monies owing to Franchisor when due under this Agreement, or any other agreement, or to submit the financial or other information required by Franchisor under this Agreement and does not cure such default within fourteen (14) days following notice from Franchisor (or such other cure period specified in such other agreement, unless no cure period is stated or such period is less than fourteen (14) days, in which case the fourteen (14) day cure period shall apply);

                (k) If Franchisee or any of the Controlling Principals fails to comply with the in-term covenants in Section X.C. hereof or Franchisee fails to obtain execution of the covenants and related agreements required under Section X.C.(4) hereof within thirty (30) days after being requested to do so by Franchisor;

                (l) If, contrary to the terms of Section X.B.(1) hereof, Franchisee or any of the Controlling Principals discloses or divulges any confidential information provided to Franchisee or the Controlling Principals by Franchisor, or fails to obtain execution of covenants and related agreements required under Section X.B.(2) hereof within thirty (30) days after being requested to do so by Franchisor;

                (m) If a transfer upon death or permanent disability is not made in accordance with Section XIV. and within the time periods therein, or within thirty (30) days thereafter;

                (n) If Franchisee knowingly maintains false books or records, or submits any false reports to Franchisor;

                (o) If Franchisee breaches in any material respect any of the covenants in any material respect set forth in Section VI. or has falsely made any of the representations or warranties set forth in Section VI.;

                (p) If Franchisee fails to propose a qualified replacement or successor General Manager within the time required under Section VI.D.(4);

                (q) If Franchisee fails to procure and maintain such insurance policies as required by Section XII. and Franchisee fails to cure such default within seven (7) days following notice from Franchisor;

                (r) If Franchisee misuses or makes any unauthorized use of the Marks or otherwise materially impairs the goodwill associated therewith or Franchisor's rights therein; provided that, notwithstanding the above, Franchisee shall be entitled to notice of such event of default and shall have twenty-four (24) hours to cure such default; or

                (s) If Franchisee or any of the Controlling Principals repeatedly commits a material event of default under this Agreement, whether or not such defaults are of the same or different nature and whether or not such defaults have been cured by Franchisee after notice by Franchisor.

         B. Except as provided in Sections XVII.A.(2) and (3) of this Agreement, upon any default by Franchisee which is susceptible of being cured, Franchisor may terminate this Agreement by giving written notice of termination stating the nature of such default to Franchisee at least thirty (30) days prior to the effective date of termination. However, Franchisee may avoid termination by immediately initiating a remedy to cure such default and curing it to Franchisor's satisfaction within the thirty (30) day period and by promptly providing proof thereof to Franchisor. If Franchisee initiates a remedy to cure the default during the initial thirty (30) day period, but is unable to complete such remedy to Franchisor's satisfaction within such thirty (30) day period, Franchisee shall have an additional thirty (30) days or such longer period as applicable law may require, to effectuate a cure of the default, notwithstanding any other term set forth in this Section XVII.B. If any such default is not cured within the specified time, or such longer period as applicable law may require, this Agreement shall terminate without further notice to Franchisee effective immediately upon the expiration of the thirty-day (30) period or such longer period as applicable law may require. Defaults which are susceptible of cure hereunder may include, but are not limited to, the following illustrative events:

            (1) If Franchisee fails to comply with any of the requirements imposed by this Agreement, as it may from time to time be amended or reasonably be supplemented by Franchisor, or fails to carry out the terms of this Agreement in good faith.

            (2) If Franchisee fails to maintain or observe any of the standards, specifications or procedures prescribed by Franchisor in this Agreement or otherwise in writing.

            (3) If Franchisee fails, refuses, or neglects to obtain Franchisor's prior written approval or consent as required by this Agreement.


XVIII.   POST-TERMINATION

         Upon termination or expiration of this Agreement, all rights granted hereunder to Franchisee shall forthwith terminate, and:

         A. Franchisee shall immediately cease to operate the Restaurant under this Agreement, and shall not thereafter, directly or indirectly, represent to the public or hold itself out as a present or former franchisee of Franchisor.

         B. Franchisee shall immediately and permanently cease to use, in any manner whatsoever, any confidential methods, computer software, procedures, and techniques associated with the System; the mark "Rio Bravo"; and all other Marks and distinctive forms, slogans, signs, symbols, and devices associated with the System. In particular, Franchisee shall cease to use, without limitation, all signs, advertising materials, displays, stationery, forms and any other articles which display the Marks.

         C. Franchisee shall take such action as may be necessary to cancel any assumed name or equivalent registration which contains the mark "Rio Bravo Cantina" or any other service mark or trademark of Franchisor, and Franchisee shall furnish Franchisor with evidence satisfactory to Franchisor of compliance with this obligation within five (5) days after termination or expiration of this Agreement.

         D. Franchisee agrees, in the event it continues to operate or subsequently begins to operate any other business, not to use any reproduction, counterfeit, copy or colorable imitation of the Marks, either in connection with such other business or the promotion thereof, which is likely to cause confusion, mistake, or deception, or which is likely to dilute Franchisor's rights in and to the Marks, and further agrees not to utilize any designation of origin or description or representation which falsely suggests or represents an association or connection with Franchisor constituting unfair competition.

         E. Franchisee and its Controlling Principals shall promptly pay all sums owing to Franchisor and its affiliates. Such sums shall include all damages, costs and expenses, including reasonable attorneys' fees, incurred by Franchisor as a result of any default by Franchisee, which obligation shall give rise to and remain, until paid in full, a lien in favor of Franchisor against any and all of the personal property, furnishings, equipment, signs, fixtures, and inventory owned by Franchisee and on the premises operated hereunder at the time of default.

         F. Franchisee and the Controlling Principals shall pay to Franchisor all damages, costs and expenses, including reasonable attorneys' fees, incurred by Franchisor in connection with obtaining any remedy available to Franchisor for any violation of this Agreement and, subsequent to the termination or expiration of this Agreement, in obtaining injunctive or other relief for the enforcement of any provisions of this Section XVIII.

         G. Franchisee shall immediately deliver to Franchisor all Manuals, software (if any) licensed by Franchisor, records, files, instructions, correspondence, all materials related to operating the Restaurant, including, without limitation, agreements, invoices, and any and all other materials relating to the operation of the Restaurant in Franchisee's possession or control, and all copies thereof (all of which are acknowledged to be Franchisor's property), and shall retain no copy or record of any of the foregoing, except Franchisee's copy of this Agreement and of any correspondence between the parties and any other documents which Franchisee reasonably needs for compliance with any provision of law.

         H. Franchisee and the Controlling Principals shall comply with the restrictions on confidential information contained in Section X. of this Agreement and shall also comply with the non-competition covenants contained in
Section X. Any other person  required to execute similar  covenants  pursuant to
Section X. shall also comply with such covenants.

         I. Franchisee shall also immediately furnish Franchisor an itemized list of all advertising and sales promotion materials bearing the Marks or any of Franchisor's distinctive markings, designs, labels, or other marks thereon, whether located on Franchisee's premises or under Franchisee's control at any other location. Franchisor shall have the right to inspect these materials. Franchisor shall have the option, exercisable within thirty (30) days after such inspection, to purchase any or all of the materials at Franchisee's cost, or to require Franchisee to destroy and properly dispose of such materials. Materials not purchased by Franchisor shall not be utilized by Franchisee or any other party for any purpose unless authorized in writing by Franchisor.

         J. If Franchisee operates the Restaurant under a lease for the Restaurant premises with a third party or, with respect to any lease for equipment used in the operation of the franchised business, then, Franchisee shall, at Franchisor's option, assign to Franchisor any interest which Franchisee has in any lease or sublease for the premises of the Restaurant or any equipment related thereto. Franchisor may exercise such option at or within thirty (30) days after either termination or (subject to any existing right to renew) expiration of this Agreement. In the event Franchisor does not elect to exercise its option to acquire the lease or sublease for the Restaurant premises, Franchisee shall make such modifications or alterations to the Restaurant premises as are necessary to distinguish the appearance of the Restaurant from that of other restaurants operating under the System and shall make such specific additional changes as Franchisor may reasonably request. If Franchisee fails or refuses to comply with the requirements of this Section XVIII.J., Franchisor shall have the right to enter upon the premises of the franchised business, without being guilty of trespass or any other crime or tort, to make or cause to be made such changes as may be required, at the expense of Franchisee, which expense Franchisee agrees to pay upon demand.

         K. (1) Except as provided in Section XVIII.I., Franchisor shall have the option, to be exercised within thirty (30) days after termination or expiration of this Agreement, to purchase from Franchisee any or all of the furnishings, equipment (including any electronic cash register or computer hardware and software systems), signs, fixtures, motor vehicles, supplies, and inventory of Franchisee related to the operation of the Restaurant, at fair market value, whichever is less. Franchisor shall be purchasing Franchisee's assets only and shall be assuming no liabilities whatsoever, unless otherwise agreed to in writing by the parties. If the parties cannot agree on the fair market value within thirty (30) days of Franchisor's exercise of its option, fair market value shall be determined by two (2) appraisers, with each party selecting one (1) appraiser. The appraisers appointed by each party shall select a third appraiser and the average of the determination of each of the three (3) appraisers shall be binding. The costs of the third party appraiser shall be paid equally by the Franchisor and the Franchisee. In the event of such appraisal, each party shall bear its own legal and other costs and shall split the other appraisal fees equally. If Franchisor elects to exercise any option to purchase herein provided, it shall have the right to set off (i) all fees for any such independent appraiser due from Franchisee, (ii) all amounts due from Franchisee to Franchisor or any of its affiliates, and (iii) any costs incurred in connection with any escrow arrangement (including reasonable legal fees), against any payment therefor and shall pay the remaining amount in cash.

            (2) In addition to the options described above and if Franchisee owns the Restaurant premises, then, Franchisor shall have the option, to be exercised at or within thirty (30) days after termination or expiration of this Agreement, to purchase the Restaurant premises including any building thereon, if applicable, for the fair market value of the land and building, and any or all of the furnishings, equipment, signs, fixtures, vehicles, supplies and inventory therein at fair market value, whichever is less. Franchisor shall purchase assets only and shall assume no liabilities whatsoever, unless otherwise agreed to in writing by the parties. If Franchisee does not own the land on which the Restaurant is operated and Franchisor exercises its option for an assignment of the lease, Franchisor may exercise this option for the purpose of purchasing the building if owned by Franchisee and related assets as described above. If the parties cannot agree on fair market value within thirty
(30) days of Franchisor's exercise of its option, fair market value shall be determined in accordance with appraisal procedure described above.

            (3) With respect to the options described in Sections XVIII.J. and K(1) and (2), Franchisee shall deliver to Franchisor in a form satisfactory to Franchisor, such warranties, deeds, releases of lien, bills of sale, assignments and such other documents and instruments which Franchisor deems necessary in order to perfect Franchisor's title and possession in and to the properties being purchased or assigned and to meet the requirements of all tax and government authorities. If, at the time of closing, Franchisee has not obtained all of these certificates and other documents, Franchisor may place the purchase price or rent in escrow pending issuance of any required certificates or documents.

            (4) The time for closing of the purchase and sale of the properties described in Section XVIII.K.(1) and (2) shall be a date not later than sixty
(60) days after the purchase price is determined by the parties or the determination of the appraisers, or such date Franchisor receives and obtains all necessary permits and approvals, whichever is later, unless the parties mutually agree to designate another date. The time for closing on the assignment of the lease described in Section XVIII.J. shall be a date no later than ten
(10) days after Franchisor's exercise of its option thereunder unless Franchisor is exercising its options under either Section XVIII.K.(1) or (2), in which case


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

the date of the closing shall be on the same closing date prescribed for such option. Closing shall take place at Franchisor's corporate offices or at such other location as the parties may agree.

         L. Franchisor shall be entitled to assign any and all of its options in this Section to any other party, without the consent of Franchisee.

         M. Franchisee, at the option of Franchisor, shall assign to Franchisor all rights to the telephone numbers of the Restaurant and any related Yellow Pages trademark listing or other business listings and execute all forms and documents required by Franchisor and any telephone company at any time to transfer such service and numbers to Franchisor. Notwithstanding any forms and documents which may have been executed by Franchisor under Section VII.I., Franchisee hereby appoints Franchisor its true and lawful agent and attorney-in-fact with full power and authority, for the sole purpose of taking such action as is necessary to complete such assignment. This power of attorney shall survive the expiration or termination of this Agreement. Franchisee shall thereafter use different telephone numbers at or in connection with any subsequent business conducted by Franchisee.


XIX.     MISCELLANEOUS

         A. Any and all notices required or permitted under this Agreement shall be in writing and shall be personally delivered or sent by expedited delivery service or certified or registered mail, return receipt requested, first-class postage prepaid, or sent by prepaid facsimile, telegram or telex (provided that the sender confirms the facsimile, telegram or telex by sending an original confirmation copy by certified or registered mail or expedited delivery service within three (3) business days after transmission) to the respective parties at the following addresses unless and until a different address has been designated by written notice to the other party:

   Notices to Franchisor:             Rio Bravo International, Inc.
                                      4551 W. 107th Street, Suite 100
                                      Overland Park, Kansas 66207
                                      Attention:  CEO
                                      Facsimile: (913) 967-8104

                                      Rio Bravo International, Inc.
                                      4551 W. 107th Street, Suite 100
                                      Overland Park, Kansas 66207
                                      Attention: President
                                      Facsimile: (913) 967-8104

                                      Rio Bravo International, Inc.
                                      4551 W. 107th Street, Suite 100
                                      Overland Park, Kansas 66207
                                      Attention: General Counsel
                                      Facsimile: (913) 341-1696

         Notices to Franchisee and
         the Controlling Principals:  _________________________
                                      _________________________
                                      _________________________
                                      _________________________

                            Attention: ______________
                            Facsimile: ______________

         Any notice shall be deemed to have been given at the time of personal delivery or, in the case of facsimile, telegram or telex, upon transmission (provided confirmation is sent as described above) or, in the case of expedited delivery service or registered or certified mail, three (3) business days after the date and time of mailing.

         B. This Agreement, the documents referred to herein, and the Attachments hereto, constitute the entire, full and complete agreement between Franchisor and Franchisee and the Controlling Principals concerning the subject matter hereof and shall supersede all prior related agreements between Franchisor and Franchisee and the Controlling Principals. Except for those permitted to be made unilaterally by Franchisor hereunder, no amendment, change or variance from this Agreement shall be binding on either party unless mutually agreed to by the parties and executed by their authorized officers or agents in writing.

         C. No delay, waiver, omission or forbearance on the part of Franchisor to exercise any right, option, duty or power arising out of any breach or default by Franchisee or the Controlling Principals under this Agreement shall constitute a waiver by Franchisor to enforce any such right, option, duty or power against Franchisee or the Controlling Principals, or as to a subsequent breach or default by Franchisee or the Controlling Principals. Acceptance by Franchisor of any payments due to it hereunder subsequent to the time at which such payments are due shall not be deemed to be a waiver by Franchisor of any preceding breach by Franchisee or the Controlling Principals of any terms, provisions, covenants or conditions of this Agreement.

         D. Whenever this Agreement requires the prior approval or consent of Franchisor, Franchisee shall make a timely written request to Franchisor, and such approval or consent shall be obtained in writing.

         E. Franchisor makes no warranties or guarantees upon which Franchisee may rely and assumes no liability or obligation to Franchisee or any third party to which it would not otherwise be subject, by providing any waiver, approval, advice, consent or suggestion to Franchisee in connection with this Agreement, or by reason of any neglect, delay or denial of any request therefor.

         F. If a Force Majeure event shall occur, then, in addition to payments required under Section XVII.A.(3)(e), Franchisee shall continue to be obligated to pay to Franchisor any and all amounts that it shall have duly become obligated to pay in accordance with the terms of this Agreement prior to the occurrence of any Force Majeure event and the Indemnitees shall continue to be indemnified and held harmless by Franchisee in accordance with Section XV. Except as provided in Section XVII.A.(3)(e) and the immediately preceding sentence herein, none of the parties hereto shall be held liable for a failure to comply with any terms and conditions of this Agreement when such failure is caused by an event of Force Majeure. Upon the occurrence of any event of the type referred to herein, the party affected thereby shall give prompt notice thereof to the other parties, together with a description of the event, the duration for which the party expects its ability to comply with the provisions of the Agreement to be affected thereby and a plan for resuming operation under the Agreement, which the party shall promptly undertake and maintain with due diligence. Such affected party shall be liable for failure to give timely notice only to the extent of damage actually caused.

         G. THE PARTIES AGREE TO SUBMIT ANY CLAIM, CONTROVERSY OR DISPUTE ARISING OUT OF OR RELATING TO THIS AGREEMENT (AND ATTACHMENTS) OR THE
RELATIONSHIP CREATED BY THIS AGREEMENT TO NON-BINDING MEDIATION PRIOR TO BRINGING SUCH CLAIM, CONTROVERSY OR DISPUTE IN A COURT OR BEFORE ANY OTHER TRIBUNAL. THE MEDIATION SHALL BE CONDUCTED THROUGH EITHER AN INDIVIDUAL MEDIATOR OR A MEDIATOR APPOINTED BY A MEDIATION SERVICES ORGANIZATION OR BODY, EXPERIENCED IN THE MEDIATION OF DISPUTES BETWEEN FRANCHISORS AND FRANCHISEES, AGREED UPON BY THE PARTIES AND, FAILING SUCH AGREEMENT WITHIN A REASONABLE PERIOD OF TIME AFTER EITHER PARTY HAS NOTIFIED THE OTHER OF ITS DESIRE TO SEEK MEDIATION OF ANY CLAIM, CONTROVERSY OR DISPUTE (NOT TO EXCEED FIFTEEN (15)
DAYS), BY THE AMERICAN ARBITRATION  ASSOCIATION (OR ANY SUCCESSOR  ORGANIZATION)

IN ACCORDANCE WITH ITS RULES GOVERNING MEDIATION, AT FRANCHISOR'S CORPORATE HEADQUARTERS IN OVERLAND PARK, KANSAS. THE COSTS AND EXPENSES OF MEDIATION, INCLUDING COMPENSATION AND EXPENSES OF THE MEDIATOR (AND EXCEPT FOR THE ATTORNEYS FEES INCURRED BY EITHER PARTY), SHALL BE BORNE BY THE PARTIES EQUALLY. IF THE PARTIES ARE UNABLE TO RESOLVE THE CLAIM, CONTROVERSY OR DISPUTE WITHIN NINETY (90) DAYS AFTER THE MEDIATOR HAS BEEN CHOSEN, THEN EITHER PARTY MAY BRING A LEGAL PROCEEDING UNDER SECTION XIX.H. BELOW TO RESOLVE SUCH CLAIM, CONTROVERSY OR DISPUTE UNLESS SUCH TIME PERIOD IS EXTENDED BY WRITTEN AGREEMENT OF THE PARTIES. NOTWITHSTANDING THE FOREGOING, FRANCHISOR MAY BRING AN ACTION (1) FOR MONIES OWED, (2) FOR INJUNCTIVE OR OTHER EXTRAORDINARY RELIEF, OR (3) TO OBTAIN POSSESSION OF OR TO SECURE OTHER RELIEF RELATING TO, THE RESTAURANT PREMISES IN A COURT HAVING JURISDICTION AND IN ACCORDANCE WITH SECTION XIX.H. BELOW, WITHOUT FIRST SUBMITTING SUCH ACTION TO MEDIATION.

         H. WITH RESPECT TO ANY CLAIMS, CONTROVERSIES OR DISPUTES WHICH ARE NOT FINALLY RESOLVED THROUGH MEDIATION OR AS OTHERWISE PROVIDED ABOVE, FRANCHISEE AND THE CONTROLLING PRINCIPALS HEREBY IRREVOCABLY SUBMIT THEMSELVES TO THE JURISDICTION OF THE STATE COURTS OF JOHNSON COUNTY, KANSAS AND THE FEDERAL DISTRICT COURT OF KANSAS IN KANSAS CITY, KANSAS. FRANCHISEE AND THE CONTROLLING PRINCIPALS HEREBY AGREE THAT SERVICE OF PROCESS MAY BE MADE UPON ANY OF THEM IN ANY PROCEEDING RELATING TO OR ARISING OUT OF THIS AGREEMENT OR THE RELATIONSHIP CREATED BY THIS AGREEMENT BY ANY MEANS ALLOWED BY KANSAS OR FEDERAL LAW. FRANCHISEE AND THE CONTROLLING PRINCIPALS FURTHER AGREE THAT VENUE FOR ANY PROCEEDING RELATING TO OR ARISING OUT OF THIS AGREEMENT SHALL BE JOHNSON COUNTY, KANSAS; PROVIDED, HOWEVER, WITH RESPECT TO ANY ACTION (1) FOR MONIES OWED, (2) FOR INJUNCTIVE OR OTHER EXTRAORDINARY RELIEF, OR (3) INVOLVING POSSESSION OR DISPOSITION OF, OR OTHER RELIEF RELATING TO, REAL PROPERTY, FRANCHISOR MAY BRING SUCH ACTION IN ANY STATE OR FEDERAL DISTRICT COURT WHICH HAS JURISDICTION. WITH RESPECT TO ALL CLAIMS, CONTROVERSIES, DISPUTES OR ACTIONS, THIS AGREEMENT SHALL BE GOVERNED AND ENFORCED UNDER KANSAS LAW (EXCEPT FOR KANSAS CHOICE OF LAW RULES).

         I. FRANCHISEE, THE CONTROLLING PRINCIPALS AND FRANCHISOR ACKNOWLEDGE THAT THE PARTIES' AGREEMENT REGARDING APPLICABLE STATE LAW AND FORUM SET FORTH IN SECTION XIX.H. ABOVE PROVIDE EACH OF THE PARTIES WITH THE MUTUAL BENEFIT OF UNIFORM INTERPRETATION OF THIS AGREEMENT AND ANY DISPUTE ARISING OUT OF THIS AGREEMENT OR THE PARTIES' RELATIONSHIP CREATED BY THIS AGREEMENT. EACH OF FRANCHISEE, THE CONTROLLING PRINCIPALS AND FRANCHISOR FURTHER ACKNOWLEDGES THE RECEIPT AND SUFFICIENCY OF MUTUAL CONSIDERATION FOR SUCH BENEFIT.

         J. FRANCHISEE, THE CONTROLLING PRINCIPALS AND FRANCHISOR ACKNOWLEDGE THAT THE EXECUTION OF THIS AGREEMENT AND ACCEPTANCE OF THE TERMS BY THE PARTIES OCCURRED IN OVERLAND PARK, KANSAS, AND FURTHER ACKNOWLEDGE THAT THE PERFORMANCE OF CERTAIN OBLIGATIONS OF FRANCHISEE ARISING UNDER THIS AGREEMENT, INCLUDING, BUT NOT LIMITED TO, THE PAYMENT OF MONIES DUE HEREUNDER AND THE SATISFACTION OF CERTAIN TRAINING REQUIREMENTS OF FRANCHISOR, SHALL OCCUR IN OVERLAND PARK, KANSAS.

         K. WITHOUT LIMITING ANY OF THE FOREGOING, FRANCHISOR RESERVES THE RIGHT, AT ANY TIME, TO CREATE A DISPUTE RESOLUTION PROGRAM AND RELATED SPECIFICATIONS, STANDARDS, PROCEDURES AND RULES FOR THE IMPLEMENTATION THEREOF TO BE ADMINISTERED BY FRANCHISOR OR ITS DESIGNEES FOR THE BENEFIT OF ALL FRANCHISEES CONDUCTING BUSINESS UNDER THE SYSTEM. THE STANDARDS, SPECIFICATIONS, PROCEDURES AND RULES FOR SUCH DISPUTE RESOLUTION PROGRAM SHALL BE MADE PART OF THE MANUALS, AND FRANCHISEE SHALL COMPLY WITH ALL SUCH STANDARDS,
SPECIFICATIONS, PROCEDURES AND RULES IN SEEKING RESOLUTION OF ANY CLAIMS, CONTROVERSIES OR DISPUTES WITH OR INVOLVING FRANCHISOR OR OTHER FRANCHISEES, IF

APPLICABLE  UNDER  THE  PROGRAM.  IF SUCH  DISPUTE  RESOLUTION  PROGRAM  IS MADE
MANDATORY, THEN FRANCHISEE AND FRANCHISOR AGREE TO SUBMIT ANY CLAIMS, CONTROVERSIES OR DISPUTES ARISING OUT OF OR RELATING TO THIS AGREEMENT (AND ATTACHMENTS) OR THE RELATIONSHIP CREATED BY THIS AGREEMENT FOR RESOLUTION IN ACCORDANCE WITH SUCH DISPUTE RESOLUTION PROGRAM PRIOR TO SEEKING RESOLUTION OF SUCH CLAIMS, CONTROVERSIES OR DISPUTES IN THE MANNER DESCRIBED IN SECTIONS XIX.G. - J. (PROVIDED THAT THE PROVISIONS OF SECTION XIX CONCERNING FRANCHISOR'S RIGHT TO SEEK RELIEF IN A COURT FOR CERTAIN ACTIONS INCLUDING FOR INJUNCTIVE OR OTHER EXTRAORDINARY RELIEF SHALL NOT BE SUPERSEDED OR AFFECTED BY THIS SECTION XIX.K.) OR IF SUCH CLAIM, CONTROVERSY OR DISPUTE RELATES TO ANOTHER FRANCHISEE, FRANCHISEE AGREES TO PARTICIPATE IN THE PROGRAM AND SUBMIT ANY SUCH CLAIMS, CONTROVERSIES OR DISPUTES IN ACCORDANCE WITH THE PROGRAM'S STANDARDS, SPECIFICATIONS, PROCEDURES AND RULES, PRIOR TO SEEKING RESOLUTION OF SUCH CLAIM BY ANY OTHER JUDICIAL OR LEGALLY AVAILABLE MEANS. THE MEDIATION CONTEMPLATED BY
SECTION XIX.K. OF THIS AGREEMENT SHALL, IF ESTABLISHED BY THE FRANCHISOR, BE CONDUCTED BY AN INDEPENDENT THIRD PARTY MEDIATION ORGANIZATION, SHALL BE NON-BINDING AND THE COSTS OF THE MEDIATION (BUT NOT EACH PARTY'S ATTORNEYS' FEES AND COSTS) SHALL BE SHARED EQUALLY BETWEEN THE PARTIES.

         L. FRANCHISEE AND THE CONTROLLING PRINCIPALS HEREBY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO OR CLAIM OR ANY PUNITIVE, EXEMPLARY, INCIDENTAL, INDIRECT, SPECIAL, CONSEQUENTIAL OR OTHER DAMAGES (INCLUDING, WITHOUT LIMITATION, LOSS OF PROFITS) AGAINST FRANCHISOR, ITS AFFILIATES, AND THE OFFICERS, DIRECTORS, SHAREHOLDERS, PARTNERS, AGENTS, REPRESENTATIVES, INDEPENDENT CONTRACTORS, SERVANTS AND EMPLOYEES OF EACH OF THEM, IN THEIR CORPORATE AND INDIVIDUAL CAPACITIES, ARISING OUT OF ANY CAUSE WHATSOEVER (WHETHER SUCH CAUSE BE BASED IN CONTRACT, NEGLIGENCE, STRICT LIABILITY, OTHER TORT OR OTHERWISE) AND AGREES THAT IN THE EVENT OF A DISPUTE, FRANCHISEE AND THE CONTROLLING PRINCIPALS SHALL BE LIMITED TO THE RECOVERY OF ANY ACTUAL DAMAGES SUSTAINED BY IT. IF ANY OTHER TERM OF THIS AGREEMENT IS FOUND OR DETERMINED TO BE UNCONSCIONABLE OR UNENFORCEABLE FOR ANY REASON, THE FOREGOING PROVISIONS OF WAIVER BY AGREEMENT OF PUNITIVE, EXEMPLARY, INCIDENTAL, INDIRECT, SPECIAL, CONSEQUENTIAL OR OTHER DAMAGES (INCLUDING, WITHOUT LIMITATION, LOSS OF PROFITS) SHALL CONTINUE IN FULL FORCE AND EFFECT.

         M. This Agreement may be executed in multiple counterparts, each of which when so executed shall be an original, and all of which shall constitute one and the same instrument.

         N. The captions used in connection with the sections and subsections of this Agreement are inserted only for purpose of reference. Such captions shall not be deemed to govern, limit, modify or in any other manner affect the scope, meaning or intent of the provisions of this Agreement or any part thereof nor shall such captions otherwise be given any legal effect.

         O. Any obligation of Franchisee or the Controlling Principals that contemplates performance of such obligation after termination or expiration of this Agreement or the transfer of any interest of Franchisee or the Controlling Principals therein, shall be deemed to survive such termination, expiration or transfer.

         P. Except as expressly provided to the contrary herein, each portion, section, part, term and provision of this Agreement shall be considered severable; and if, for any reason, any portion, section, part, term or provision is determined to be invalid and contrary to, or in conflict with, any existing or future law or regulation by a court or agency having valid jurisdiction, this shall not impair the operation of, or have any other effect upon, the other portions, sections, parts, terms or provisions of this Agreement that may remain otherwise intelligible, and the latter shall continue to be given full force and effect and bind the parties; the invalid portions, sections, parts, terms or provisions shall be deemed not to be part of this Agreement; and there shall be automatically added such portion, section, part, term or provision as similar as possible to that which was severed which shall be valid and not contrary to or in conflict with any law or regulation.

         Q. All references herein to the masculine, neuter or singular shall be construed to include the masculine, feminine, neuter or plural, where applicable. Without limiting the obligations individually undertaken by the Controlling Principals under this Agreement, all acknowledgments, promises, covenants, agreements and obligations made or undertaken by Franchisee in this Agreement shall be deemed, jointly and severally, undertaken by all of the Controlling Principals.

         R. All rights and remedies of the parties to this Agreement shall be cumulative and not alternative, in addition to and not exclusive of any other rights or remedies which are provided for herein or which may be available at law or in equity in case of any breach, failure or default or threatened breach, failure or default of any term, provision or condition of this Agreement or any other agreement between Franchisee or any of its affiliates and Franchisor or any of its affiliates. The rights and remedies of the parties to this Agreement shall be continuing and shall not be exhausted by any one or more uses thereof, and may be exercised at any time or from time to time as often as may be expedient; and any option or election to enforce any such right or remedy may be exercised or taken at any time and from time to time. The expiration, earlier termination or exercise of Franchisor's rights pursuant to Section XVIII. of this Agreement shall not discharge or release Franchisee or any of the Controlling Principals from any liability or obligation then accrued, or any liability or obligation continuing beyond, or arising out of, the expiration, the earlier termination or the exercise of such rights under this Agreement.

         S. The term "Franchisee's Principals" shall include, collectively and individually, all officers and directors of Franchisee (including the officers and directors of any general partner of Franchisee) whom Franchisor designates as Franchisee's Principals, all holders of an ownership interest in Franchisee and in any entity directly or indirectly controlling Franchisee, and any other person or entity controlling, controlled by, or under common control with Franchisee. The initial Franchisee's Principals shall be listed on Attachment C. The term "Controlling Principals" shall include, collectively and individually, any Franchisee's Principal who has been designated by Franchisor as a Controlling Principal hereunder. For purposes of this Agreement, a publicly-held corporation is a corporation registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, or a corporation subject to the requirements of Section 15(d) of such Act.

         T. Each reference in this Agreement to a corporation or partnership shall be deemed to also refer to a limited liability company and any other entity or organization similar thereto. Each reference to the organizational documents, equity owners, directors, and officers of a corporation in this Agreement shall be deemed to refer to the functional equivalents of such organizational documents, equity owners, directors, and officers, as applicable, in the case of a limited liability company or any other entity or organization similar thereto.

         U. Except as expressly provided to the contrary herein, nothing in this Agreement is intended, nor shall be deemed, to confer upon any person or legal entity other than Franchisee, Franchisor, Franchisor's officers, directors and personnel and such of Franchisee's and Franchisor's respective successors and assigns as may be contemplated (and, as to Franchisee, authorized by Section XIV.), any rights or remedies under or as a result of this Agreement.

         V. This Agreement shall not become effective until signed by either Chairman of the Board, President or Vice President of Franchisor.

XX.      ACKNOWLEDGMENTS

         A. Franchisee acknowledges that it has conducted an independent investigation of the business venture contemplated by this Agreement and recognizes that the success of this business venture involves substantial business risks and will largely depend upon the ability of Franchisee. Franchisor expressly disclaims making, and Franchisee acknowledges that it has not received or relied on, any warranty or guarantee, express or implied, as to the potential volume, profits or success of the business venture contemplated by this Agreement.

         B. Franchisee acknowledges that Franchisee has received, read and understands this Agreement and the related Attachments and agreements and that Franchisor has afforded Franchisee sufficient time and opportunity to consult with advisors selected by Franchisee about the potential benefits and risks of entering into this Agreement.

         C Franchisee acknowledges that it received a complete copy of this Agreement and all related Attachments and agreements at least five (5) business days prior to the date on which this Agreement was executed. Franchisee further acknowledges that it has received the disclosure document required by the Trade Regulation Rule of the Federal Trade Commission entitled "Disclosure Requirements and Prohibitions Concerning Franchising and Business Opportunity Ventures" at least ten (10) business days prior to the date on which this Agreement was executed.


         IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed by its duly authorized representative as of the date first above written.


                                                  FRANCHISOR:

                                                  RIO BRAVO INTERNATIONAL, INC.,
ATTEST:                                                     a Kansas corporation



_____________________________                     By:_________________________
Name: _______________________                     Name:_______________________
Title:_______________________                     Title:______________________


                                                  FRANCHISEE:

                                                  ____________________________
ATTEST:



_____________________________                     By:_________________________
Name: _______________________                     Name:_______________________
Title:_______________________                     Title:______________________

                             CONTROLLING PRINCIPALS

         Each of the undersigned acknowledges and agrees as follows:

         (1) Each has read the terms and conditions of the Franchise Agreement and acknowledges that the execution of this guaranty and the undertakings of the Controlling Principals in the Franchise Agreement are in partial consideration for, and a condition to the granting of this license, and that Franchisor would not have granted this license without the execution of this guaranty and such undertakings by each of the undersigned;

         (2) Each is included in the term "Controlling Principals" as described in Section XIX.S. of the Franchise Agreement;

         (3) Each  individually,  jointly  and  severally,  makes  all   of  the
covenants,  representations,   warranties  and  agreements  of  the  Controlling
Principals set forth in the Franchise Agreement and is obligated to perform thereunder; and

         (4) Each individually, jointly and severally, unconditionally and irrevocably guarantees to Franchisor and its successors and assigns that all of Franchisee's obligations under the Franchise Agreement will be punctually paid and performed. Upon default by Franchisee or upon notice from Franchisor, each will immediately make each payment and perform each obligation required of Franchisee under the Franchise Agreement. Without affecting the obligations of any of the Controlling Principals under this guaranty, Franchisor may, without notice to the Controlling Principals, waive, renew, extend, modify, amend or release any indebtedness or obligation of Franchisee or settle, adjust or compromise any claims that Franchisor may have against Franchisee. Each of the Controlling Principals waives all demands and notices of every kind with respect to the enforcement of this guaranty, including, without limitation, notice of presentment, demand for payment or performance by Franchisee, any default by Franchisee or any guarantor and any release of any guarantor or other security for this guaranty or the obligations of Franchisee. Franchisor may pursue its rights against any of the Controlling Principals without first exhausting its remedies against Franchisee and without joining any other guarantor hereto and no delay on the part of Franchisor in the exercise of any right or remedy shall operate as a waiver of such right or remedy, and no single or partial exercise by Franchisor of any right or remedy shall preclude the further exercise of such right or remedy. Upon receipt by Franchisor of notice of the death of any of the Controlling Principals, the estate of the deceased will be bound by the foregoing guaranty, but only for defaults and obligations under the Franchise Agreement existing at the time of death, and in such event, the obligations of the remaining Controlling Principals shall continue in full force and effect. The amount of liability under this guarantee for each individual Controlling Principal shall be limited to four hundred thousand dollars ($400,000) until such time as the second Restaurant to be opened under any Development Agreement between Franchisor and Franchisee is opened for business, and thereafter, such undertaking shall increase by an amount equal to four hundred thousand dollars ($400,000) for each additional Restaurant opened under the Development Agreement (beginning with an increase for the second Restaurant) with a maximum amount of such undertaking/guaranty being limited to two million dollars ($2,000,000). Such four hundred thousand dollars ($400,000) shall be computed upon each Restaurant opened by Franchisee pursuant to the Development Agreement within six
(6) months prior to the exercise by Franchisor of the rights granted it by the document referred to in this paragraph.

         Additionally, with respect to the individual designated as Operating Principal, Operating Principal acknowledges that the undertakings by Operating Principal under this guaranty are made and given in partial consideration of, and as a condition to, Franchisor's grant of rights to operate the Restaurant as described herein; Operating Principal individually, jointly and severally, makes all of the covenants, representations and agreements of Franchisee and Operating Principal set forth in the Franchise Agreement and is obligated to perform hereunder.


ATTEST:                                                  CONTROLLING PRINCIPALS:



Witness                                                  *Name:



Witness                                                   Name:



Witness                                                   Name:

* Denotes individual who is Franchisee's Operating Principal

                      ATTACHMENT A TO FRANCHISE AGREEMENT


                       APPROVED LOCATION, ASSIGNED AREA,
                AREA OF PRIMARY RESPONSIBILITY AND OPENING DATE


1.       APPROVED LOCATION

                Pursuant to Sections I.B. and II.C. of the Franchise Agreement, the Restaurant shall be located at the following approved location:




2.       ASSIGNED AREA

                Pursuant to Section I.C. of the Franchise Agreement, the Assigned Area shall be:

                     A radius  surrounding the Restaurant  which is equal to the lesser of five (5) miles or the area containing forty thousand (40,000) day or night time population.


3.       OPENING DATE

                Pursuant to Section II.G. of the Franchise Agreement, the Opening Date of the Restaurant is _________________, 19________.

                      ATTACHMENT B TO FRANCHISE AGREEMENT


                                  LEASE RIDER


         This Lease Rider is made and entered into this ________ day of _____________________, 19_______ by and between RIO BRAVO INTERNATIONAL, INC., a Kansas corporation ("Franchisor"), ____________________________ ("Franchisee") and ___________________________ ("Landlord").

         WHEREAS,   Franchisor  and  Franchisee  are  parties  to  that  certain
Franchise   Agreement   dated   ____________________,    19_______   ("Franchise
Agreement");

         WHEREAS, Franchisee and Landlord desire to enter into a lease (the "Lease") pursuant to which Franchisee will occupy the premises located at ___________________________________________________ (the "Premises") for a
restaurant (hereinafter "Restaurant" or "franchised business") licensed under the Franchise Agreement; and

         WHEREAS, as a condition to entering into the Lease, the Franchisee is required under the Franchise Agreement to execute this Lease Rider along with the Landlord and Franchisor;

         NOW, THEREFORE, in consideration of the mutual undertakings and commitments set forth herein and in the Franchise Agreement, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

         (1) During the term of the Franchise Agreement, the Premises shall be used only for the operation of the Restaurant.

         (2) Landlord consents to Franchisee's use of such marks and signs, and interior and exterior decor items, color schemes and related components of the Rio Bravo system, plans, specifications, location of the building and its entrance, as Franchisor may prescribe for the Restaurant.

         (3) Landlord agrees to furnish Franchisor with copies of any and all letters and notices sent to Franchisee pertaining to the Lease and the Premises, at the same time that such letters and notices are sent to Franchisee.

         (4) Franchisor shall have the right to enter the Premises to make any modification or alteration necessary to protect the Rio Bravo system and marks or to cure any default under the Franchise Agreement entered into between Franchisor and Franchisee or under the Lease, without being guilty of trespass or any other crime or tort, and Landlord shall not be responsible for any expenses or damages arising from Franchisor's action in connection therewith.

         (5) Franchisee shall be permitted to assign the Lease to Franchisor or its designee upon the expiration or earlier termination of the Franchise Agreement and the Landlord hereby consents to such assignment and agrees not to impose or assess any assignment fee or similar charge, accelerate rent under the Lease in connection with such assignment, or to require Franchisor to pay any past due rent not paid by Franchisee.

         (6) In the event of such assignment, Franchisor or any designee designated by Franchisor will agree to assume from the date of assignment all obligations of Franchisee remaining under the Lease, and in such event Franchisor or any designee shall assume Franchisee's occupancy rights, and the right to sublease the Premises, for the remainder of the term of the Lease.

         (7) Franchisee shall not assign the Lease or renew or extend the term thereof without the prior written consent of Franchisor.

         (8) Landlord and Franchisee shall not amend or otherwise modify the Lease in any manner that could materially affect any of the foregoing requirements without the prior written consent of Franchisor.

         (9) The terms of this Lease Rider will supersede any conflicting terms of the Lease.

         (10)Franchisor is not a party to the Lease and shall have no liability under the Lease unless and until said Lease is assigned to, and assumed by, Franchisor as herein provided.


         IN WITNESS WHEREOF, the parties have executed this Lease Rider as of the date first above written.


                                                  FRANCHISOR:

                                                  RIO BRAVO INTERNATIONAL, INC.,
                                                           a Kansas corporation


                                                  By:_________________________
                                                  Name:_______________________
                                                  Title:______________________



                                                  FRANCHISEE:




                                                  By:_________________________
                                                  Name:_______________________
                                                  Title:______________________

                                                  LANDLORD:




                                                  By:_________________________
                                                  Name:_______________________
                                                  Title:______________________

                       ATTACHMENT C TO FRANCHISE AGREEMENT


          STATEMENT OF OWNERSHIP INTERESTS AND FRANCHISEE'S PRINCIPALS


A. The following is a list of shareholders, partners or other investors in Franchisee, including all investors who own or hold a direct or indirect interest in Franchisee, and a description of the nature of their interest:




            Name                   Percentage of Ownership/Nature of Interest



B. In addition to the persons listed in paragraph A, the following is a list of all of Franchisee's Principals described in and designated pursuant to
     Section XIX.S. of the Franchise Agreement. Unless designated as a Controlling Principal, each of Franchisee's Principals shall execute the Confidentiality Agreement and Ancillary Covenants Not to Compete substantially in the form set forth in Attachment D (see Sections X.B.(2) and X.C.(4) of the Franchise Agreement):

                       ATTACHMENT D TO FRANCHISE AGREEMENT


        CONFIDENTIALITY AGREEMENT AND ANCILLARY COVENANTS NOT TO COMPETE


         This Agreement is made and entered into this _______ day of _____________________, 19_______, between RIO BRAVO INTERNATIONAL, INC., a
Kansas corporation ("Franchisor"), ___________________ ("Franchisee") and ______________________ ("Covenantor").


                                    RECITALS

         WHEREAS, Franchisor has obtained the right to develop a unique system (the "System") for the development and operation of restaurant under the name and mark "Rio Bravo" ("Restaurants"); and

         WHEREAS, the System includes, but is not limited to, distinctive exterior and interior design, decor and color scheme and furnishings, a unique process and secret recipes for the preparation of signature beverages, secret recipes and special menu items; uniform standards, specifications and procedures for inventory and management and financial control; operations; quality and uniformity of products and services offered; procedures for management and financial control; training and assistance; and advertising and promotional programs; all of which may be changed, improved and further developed by Franchisor from time to time and are used by Franchisor in connection with the operation of the System ("Trade Secrets"); and

         WHEREAS, Restaurants under the System are operated under certain trade names, service marks, trademarks, logos, emblems and indicia of origin, including, but not limited to, the marks "Rio Bravo" and such other trade names, service marks, trademarks, logos, insignia, slogans, emblems, designs and commercial symbols as Franchisor may develop in the future to identify for the public the source of services and products marketed under such marks and under the System and representing the System's high standards of quality, appearance and service ("Marks"); and

         WHEREAS, the Marks and Trade Secrets provide economic advantages to Franchisor and are not generally known to, and are not readily ascertainable by proper means by, Franchisor's competitors who could obtain economic value from knowledge and use of the Trade Secrets; and

         WHEREAS, Franchisor has taken and intends to take all reasonable steps to maintain the confidentiality and secrecy of the Trade Secrets; and

         WHEREAS, Franchisor has granted Franchisee the limited right to operate a Restaurant using the System, the Marks and the Trade Secrets for the period defined in the franchise agreement made and entered into on _____________________, 19_______ ("Franchise Agreement"), by and between
Franchisor and Franchisee; and

         WHEREAS, Franchisor and Franchisee have agreed in the Franchise Agreement on the importance to Franchisor and to Franchisee and other licensed users of the System of restricting the use, access and dissemination of the Trade Secrets; and

         WHEREAS, it will be necessary for certain employees, agents, independent contractors, officers, directors and interest holders of Franchisee, or any entity having an interest in Franchisee ("Covenantor") to have access to and to use some or all of the Trade Secrets in the management and operation of Franchisee's business using the System; and

         WHEREAS, Franchisee has agreed to obtain from those covenantors' written agreements protecting the Trade Secrets and the System against unfair competition; and

         WHEREAS, Covenantor wishes to remain, or wishes to become associated with or employed by Franchisee; and

         WHEREAS, Covenantor wishes and needs to receive and use the Trade Secrets in the course of his employment or association in order to effectively perform his services for Franchisee; and

         WHEREAS, Covenantor acknowledges that receipt of and the right to use the Trade Secrets constitutes independent valuable consideration for the representations, promises and covenants made by Covenantor herein;

         NOW,   THEREFORE,   in   consideration  of  the  mutual  covenants  and
obligations contained herein, the parties agree as follows:

Confidentiality Agreement

         1. Franchisor and/or Franchisee shall disclose to Covenantor some or all of the Trade Secrets relating to the System. All information and materials, including, without limitation, manuals, drawings, specifications, techniques and compilations of data which Franchisor provides to Franchisee and/or Covenantor shall be deemed confidential Trade Secrets for the purposes of this Agreement.

         2. Covenantor shall receive the Trade Secrets in confidence and shall, at all times, maintain them in confidence, and use them only in the course of his employment or association with an Franchisee and then only in connection with the development and/or operation by Franchisee of a Restaurant for so long as Franchisee is licensed by Franchisor to use the System.

         3. Covenantor shall not at any time make copies of any documents or compilations containing some or all of the Trade Secrets without Franchisor's express written permission.

         4. Covenantor shall not at any time disclose or permit the disclosure of the Trade Secrets except to other employees of Franchisee and only to the limited extent necessary to train or assist other employees of Franchisee in the development or operation of a Restaurant using the System.

         5. Covenantor shall surrender any material containing some or all of the Trade Secrets to Franchisee or Franchisor, upon request, or upon termination of employment by Franchisee, or upon conclusion of the use for which such information or material may have been furnished to Covenantor.

         6. Covenantor shall not at any time, directly or indirectly, do any act or omit to do any act that would or would likely be injurious or prejudicial to the goodwill associated with the Trade Secrets and the System.

         7. All manuals are loaned by Franchisor to Franchisee for limited purposes only and remain the property of Franchisor and may not be reproduced, in whole or in part, without Franchisor's written consent.

Covenants Not to Compete

         1. In order to protect the goodwill and unique qualities of the System and the confidentiality and value of the Trade Secrets, and in consideration for the disclosure to Covenantor of the Trade Secrets, Covenantor further agrees and covenants as follows:

            a. Not to divert, or attempt to divert, directly or indirectly, any business, business opportunity, or customer of the Franchisee's Restaurant to any competitor.

            b. Not to employ, or seek to employ, any person who is at the time or was within the preceding ninety (90) days employed by Franchisor, any of its affiliates or any franchisee (including, as applicable, any developer) of

Franchisor, or otherwise directly or indirectly induce such person to leave that person's employment.

           *c. Except for the Restaurant described in the Franchise Agreement, not to directly or indirectly, for himself or through, on behalf of, or in conjunction with any person, partnership or corporation, without the prior written consent of Franchisor, own, maintain, operate, engage in, or have any financial or beneficial interest in (including any interest in corporations, partnerships, trusts, unincorporated associations or joint ventures), advise, assist or make loans to, any business that is of a character and concept similar to the Restaurant. As used herein, the term "similar" means a restaurant business which looks like, copies, imitates, or operates in a manner similar to a "Rio Bravo Cantina" restaurant, including, but not limited to, a restaurant business which offers and sells Mexican, Tex-Mex or other Southwestern cuisine, including, tacos, enchiladas, fajitas, quesadillas, or similar fare, and such menu items constitute forty percent (40%) or more of the appetizers or entrees listed in its menu as determined by Franchisor, in its sole discretion, and which business is located within the United States, its territories or commonwealths, or any other country, province, state or geographic area in which Franchisor has used, sought registration of or registered the same or similar Marks or operates or licenses others to operate a business under the same or similar Marks.

         2. In further consideration for the disclosure to Covenantor of the Trade Secrets and to protect the uniqueness of the System, Covenantor agrees and covenants that for one (1) year following the earlier of the expiration, termination or transfer of all of Franchisee's interest in the Franchise Agreement or the termination of his association with or employment by Franchisee, Covenantor will not without the prior written consent of Franchisor:

            a. Divert  or  attempt  to  divert,  directly  or   indirectly,  any
business, business opportunity or customer of the Restaurant to any competitor.

            b. Employ, or seek to employ, any person who is at the time or was within the preceding ninety (90) days employed by Franchisor, any of its affiliates or any franchisee (including, as applicable, any developer) of Franchisor, or otherwise directly or indirectly induce such persons to leave that person's employment.

           *c. Directly or indirectly, for himself or through, on behalf of or in conjunction with any person, partnership or corporation, own, maintain, operate, engage in, or have any financial or beneficial interest in (including any interest in corporations, partnerships, trusts, unincorporated associations or joint ventures), advise, assist or make loans to, any business that is of a character and concept similar to the Restaurant. As used herein, the term "similar" means a restaurant business which looks like, copies, imitates, or operates in a manner similar to a "Rio Bravo Cantina" restaurant, including, but not limited to, a restaurant business which offers and sells Mexican, Tex-Mex or other Southwestern cuisine, including, tacos, enchiladas, fajitas, quesadillas, or similar fare, and such menu items constitute forty percent (40%) or more of the appetizers or entrees listed in its menu as determined by Franchisor, in its sole discretion, and which business is, or is intended to be located within the Territory, as such term is defined in the Development Agreement (and as described in the map attached thereto), or within a twenty-five (25)-mile radius of the location of any Rio Bravo restaurant or other food service facility in existence or under construction (or where land has been purchased or a lease executed) at any given time during such period.



--------
* May be deleted if Franchisor does not require Franchisee to obtain the execution of this covenant by Covenantor. See Section X.C.(4) of the Franchise Agreement.

Miscellaneous

         1. Franchisee shall make all commercially reasonable efforts to ensure that Covenantor acts as required by this Agreement.

         2. Covenantor agrees that in the event of a breach of this Agreement, Franchisor would be irreparably injured and be without an adequate remedy at law. Therefore, in the event of such a breach, or threatened or attempted breach of any of the provisions hereof, Franchisor shall be entitled to enforce the provisions of this Agreement and shall be entitled, in addition to any other remedies which are made available to it at law or in equity, including the right to terminate the Franchise Agreement, to a temporary and/or permanent injunction and a decree for the specific performance of the terms of this Agreement, without the necessity of showing actual or threatened harm and without being required to furnish a bond or other security.

         3. Covenantor agrees to pay all expenses (including court costs and reasonable attorneys' fees) incurred by Franchisor and Franchisee in enforcing this Agreement.

         4. Any failure by Franchisor or the Franchisee to object to or take action with respect to any breach of any provision of this Agreement by Covenantor shall not operate or be construed as a waiver of or consent to that breach or any subsequent breach by Covenantor.

         5. THIS AGREEMENT SHALL BE INTERPRETED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF KANSAS, WITHOUT REFERENCE TO KANSAS CHOICE OF LAW PRINCIPLES. COVENANTOR HEREBY IRREVOCABLY SUBMITS HIMSELF TO THE JURISDICTION OF THE STATE COURTS OF JOHNSON COUNTY, KANSAS AND THE FEDERAL DISTRICT OF KANSAS IN KANSAS CITY, KANSAS. COVENANTOR HEREBY WAIVES ALL QUESTIONS OF PERSONAL JURISDICTION OR VENUE FOR THE PURPOSE OF CARRYING OUT THIS PROVISION. COVENANTOR HEREBY AGREES THAT SERVICE OF PROCESS MAY BE MADE UPON HIM IN ANY PROCEEDING RELATING TO OR ARISING UNDER THIS AGREEMENT OR THE RELATIONSHIP CREATED BY THIS AGREEMENT BY ANY MEANS ALLOWED BY KANSAS OR FEDERAL LAW. COVENANTOR FURTHER AGREES THAT VENUE FOR ANY PROCEEDING RELATING TO OR ARISING OUT OF THIS AGREEMENT SHALL BE JOHNSON COUNTY, KANSAS; PROVIDED, HOWEVER, WITH RESPECT TO ANY ACTION WHICH INCLUDES INJUNCTIVE RELIEF OR OTHER EXTRAORDINARY RELIEF, FRANCHISOR OR FRANCHISEE MAY BRING SUCH ACTION IN ANY COURT IN ANY STATE WHICH HAS JURISDICTION.

         6. The parties acknowledge and agree that each of the covenants contained herein are reasonable limitations as to time, geographical area, and scope of activity to be restrained and do not impose a greater restraint than is necessary to protect the goodwill or other business interests of Franchisor. The parties agree that each of the foregoing covenants shall be construed as independent of any other covenant or provision of this Agreement. If all or any portion of a covenant in this Agreement is held unreasonable or unenforceable by a court or agency having valid jurisdiction in any unappealed final decision to which Franchisor is a party, Covenantor expressly agrees to be bound by any lesser covenant subsumed within the terms of such covenant that imposes the maximum duty permitted by law, as if the resulting covenant were separately stated in and made a part of this Agreement.

         7. This  Agreement  contains  the  entire  agreement   of  the  parties
regarding the subject matter hereof. This Agreement may be modified only by a duly authorized writing executed by all parties.

         8. All notices and demands required to be given hereunder shall be in writing and shall be sent by personal delivery, expedited delivery service, certified or registered mail, return receipt requested, first-class postage prepaid, facsimile, telegram or telex (provided that the sender confirms the facsimile, telegram or telex by sending an original confirmation copy by certified or registered mail or expedited delivery service within three (3) business days after transmission), to the respective parties at the following addresses unless and until a different address has been designated by written notice to the other parties.

         If directed to Franchisor, the notice shall be addressed to:

                  Rio Bravo International, Inc.
                  4551 W. 107th Street, Suite 100
                  Overland Park, Kansas 66207
                  Attention:  CEO
                  Facsimile:  (913) 967-8104

                  Rio Bravo International, Inc.
                  4551 W. 107th Street, Suite 100
                  Overland Park, Kansas 66207
                  Attention:  President
                  Facsimile:  (913) 967-8104

                  Rio Bravo International, Inc.
                  4551 W. 107th Street, Suite 100
                  Overland Park, Kansas 66207
                  Attention:  General Counsel
                  Facsimile:  (913) 341-1696


         If directed to Franchisee, the notice shall be addressed to:

                  __________________________
                  __________________________
                  __________________________
                  Attention:  ______________
                  Facsimile:  ______________


         If directed to Covenantor, the notice shall be addressed to:


                  __________________________
                  __________________________
                  __________________________
                  Attention:  ______________
                  Facsimile:  ______________

         Any notices sent by personal delivery shall be deemed given upon receipt. Any notices given by telex or facsimile shall be deemed given upon transmission, provided confirmation is made as provided above. Any notice sent by expedited delivery service or registered or certified mail shall be deemed given three (3) business days after the time of mailing. Any change in the foregoing addresses shall be effected by giving thirty (30) days written notice of such change to the other parties. Business day for the purpose of this Agreement excludes Saturday, Sunday and the following national holidays: New Year's Day, Martin Luther King Day, Presidents' Day, Memorial Day, Independence Day, Labor Day, Columbus Day, Veterans Day, Thanksgiving and Christmas.

         9. The rights and remedies of Franchisor under this Agreement are fully assignable and transferable and shall inure to the benefit of its respective affiliates, successors and assigns. The respective obligations of Franchisee and

Covenantor hereunder may not be assigned by Franchisee or Covenantor, without the prior written consent of Franchisor.


         IN WITNESS WHEREOF, the undersigned have entered into this Agreement as witnessed by their signatures below.


                                                  FRANCHISOR:

                                                  RIO BRAVO INTERNATIONAL, INC.,
ATTEST:                                                     a Kansas corporation



_____________________________                     By:_________________________
Name: _______________________                     Name:_______________________
Title:_______________________                     Title:______________________


                                                  FRANCHISEE:

                                                  ____________________________
ATTEST:



_____________________________                     By:_________________________
Name: _______________________                     Name:_______________________
Title:_______________________                     Title:______________________


                                                  COVENANTOR:


_____________________________                     By:_________________________
Name: _______________________                     Name:_______________________

                      ATTACHMENT E TO FRANCHISE AGREEMENT

                     CHRONOLOGICAL TABLE OF SELECTED EVENTS



            ITEM                                TIME                         SECTION
------------------------------------ ------------------------------------ -----------------
Payment of Initial Franchise Fee     Execution of Franchise Agreement                 IV.A.

Designation of Operating Principal   Execution of Franchise Agreement             VI.C., D.
(and Designee, if applicable);
Designation of General Manager

Acquisition of Insurance             Execution of Franchise Agreement                XII.A.

Submission of Proposed Site          180 days following execution of first            II.B.
                                     Franchise Agreement and 90 days
                                     after each subsequent Franchise
                                     Agreement

Approval or Disapproval of Proposed  45 days after receipt of information             II.B.
Site by Franchisor

Execution of Lease or Other          60 days following Franchisor's                   II.C.
Acquisition of Approved Site         approval of the site (up to 180 days
                                     on approval)

Approval or Disapproval of Proposed  45 days after receipt of plans                   II.E.
Architectural Plans by Franchisor

Commencement of Construction         Initiation of site work at the                   II.F.
                                     Restaurant

Submission of Notice of Completion   60 days prior to scheduled completion           II.F.
of Construction                      of construction

Completion of Initial Training By    120 days prior to Opening Date                VI.E.(1)
Managers

Opening of Restaurant                472 days following execution of                  II.G.
                                     Franchise Agreement for the first
                                     Restaurant developed and 382 days
                                     for each subsequent Restaurant
                                     developed

Payment of Royalty Fee and           On or before the 12th day following  IV.B.(1); VIII.C.
Advertising Fees                     the end of each Accounting Period

Expiration of Term                   15 Years from Opening Date or the               III.A.
                                     Expiration or Termination of
                                     Franchisee's Right to Possess the
                                     Restaurant Premises



                                      E-1